ONEITA INDUSTRIES, INC.
                                   $37,500,000
                       12% Senior Secured Notes due , 2001

                             NOTE PURCHASE AGREEMENT

                               Dated [ ] __, 1998

                                TABLE OF CONTENTS
                                -----------------
                                                              Page
                                                              ----
1.   AUTHORIZATION OF NOTES. . . . . . . . . . . . . . . . . . .1
2.   EXCHANGE AND ISSUANCE OF NOTES. . . . . . . . . . . . . . .1
3.   CLOSING.. . . . . . . . . . . . . . . . . . . . . . . . . .2
4.   INTEREST ON NOTES.. . . . . . . . . . . . . . . . . . . . .2
5.   CONDITIONS TO CLOSING.. . . . . . . . . . . . . . . . . . .2
     5.1. Representations and Warranties . . . . . . . . . . . .3
     5.2. Performance; No Default. . . . . . . . . . . . . . . .3
     5.3. Compliance Certificates. . . . . . . . . . . . . . . .3
     5.4. Opinions of Counsel. . . . . . . . . . . . . . . . . .3
     5.5. Exchange Permitted By Applicable Law, etc. . . . . . .4
     5.6. Payment of Special Counsel Fees. . . . . . . . . . . .4
     5.7. Private Placement Number . . . . . . . . . . . . . . .5
     5.8. Changes in Corporate Structure . . . . . . . . . . . .5
     5.9. Security Documents . . . . . . . . . . . . . . . . . .5
     5.10.Mortgage(s) and Title Insurance. . . . . . . . . . . .5
     5.11.Fayette Facilities . . . . . . . . . . . . . . . . . .6
     5.12.Intercreditor Agreement. . . . . . . . . . . . . . . .6
     5.13.Financing Statements . . . . . . . . . . . . . . . . .7
     5.14.Appraisals . . . . . . . . . . . . . . . . . . . . . .7
     5.15.Surveys and Other Reports. . . . . . . . . . . . . . .7
     5.16.Insurance. . . . . . . . . . . . . . . . . . . . . . .7
     5.17.New Revolving Credit Agreement . . . . . . . . . . . .8
     5.18.Foothill Subordinated Note . . . . . . . . . . . . . .8
     5.19.Cash Payment . . . . . . . . . . . . . . . . . . . . .8
     5.20.Issuance of New Common . . . . . . . . . . . . . . . .8
     5.21.Confirmation Order . . . . . . . . . . . . . . . . . .8
     5.22.Release of Certain Existing Liens. . . . . . . . . . .8
     5.23.Exchange of Notes. . . . . . . . . . . . . . . . . . .9
     5.24.Proceedings and Documents. . . . . . . . . . . . . . .9
6.   REPRESENTATIONS AND WARRANTIES OF THE COMPANY . . . . . . .9
     6.1. Organization; Power and Authority. . . . . . . . . . .9
     6.2. Authorization, etc . . . . . . . . . . . . . . . . . .9
     6.3. Disclosure . . . . . . . . . . . . . . . . . . . . . .10
     6.4. Organization and Ownership of Shares of Subsidiaries;
          Affiliates . . . . . . . . . . . . . . . . . . . . . .10
     6.5. Title to Property; Leases. . . . . . . . . . . . . . .11
     6.6. Ownership of Certain Subsidiaries. . . . . . . . . . .11
     6.7. Intentionally Left Blank . . . . . . . . . . . . . . .11
     6.8. Equipment. . . . . . . . . . . . . . . . . . . . . . .11
     6.9. Location of Inventory and Equipment. . . . . . . . . .11
     6.10.Inventory Records. . . . . . . . . . . . . . . . . . .12
     6.11.Location of Chief Executive Office; FEIN . . . . . . .12
     6.12.Solvency . . . . . . . . . . . . . . . . . . . . . . .12
     6.13.No Material Adverse Change . . . . . . . . . . . . . .12
     6.14.Intentionally Left Blank . . . . . . . . . . . . . . .12
     6.15.Compliance with Laws, Other Instruments, etc . . . . .12
     6.16.Litigation; Observance of Agreements, Statutes and
          Orders . . . . . . . . . . . . . . . . . . . . . . . .13
     6.17.Taxes. . . . . . . . . . . . . . . . . . . . . . . . .13
     6.18.Licenses, Permits, etc . . . . . . . . . . . . . . . .13
     6.19.Compliance with ERISA. . . . . . . . . . . . . . . . .14
     6.20.Private Offering by the Company. . . . . . . . . . . .15
     6.21.Existing Indebtedness; Material Agreements; Future
          Liens  . . . . . . . . . . . . . . . . . . . . . . . .15
     6.22.Foreign Assets Control Regulations, etc. . . . . . . .15
     6.23.Status under Certain Statutes. . . . . . . . . . . . .15
     6.24.Environmental Matters. . . . . . . . . . . . . . . . .16
7.   REPRESENTATION OF THE PURCHASERS. . . . . . . . . . . . . .16
8.   INFORMATION AS TO COMPANY.. . . . . . . . . . . . . . . . .17
     8.1. Financial Information. . . . . . . . . . . . . . . . .17
     8.2. Business Information . . . . . . . . . . . . . . . . .18
     8.3. Officer's Certificate. . . . . . . . . . . . . . . . .20
     8.4. Inspection . . . . . . . . . . . . . . . . . . . . . .20
9.   PREPAYMENT OF THE NOTES.. . . . . . . . . . . . . . . . . .21
     9.1. Special Prepayments from Average Available Cash and
          After Sale of Assets or Change of Control. . . . . . .21
     9.2. Optional Prepayments . . . . . . . . . . . . . . . . .24
     9.3. Allocation of Partial Prepayments. . . . . . . . . . .24
     9.4. Maturity; Surrender, etc . . . . . . . . . . . . . . .24
     9.5. Purchase of Notes. . . . . . . . . . . . . . . . . . .24
10.  AFFIRMATIVE COVENANTS . . . . . . . . . . . . . . . . . . .25
     10.1.Compliance with Law  . . . . . . . . . . . . . . . . .25
     10.2.Accounting Systems . . . . . . . . . . . . . . . . . .25
     10.3.Collateral Reporting . . . . . . . . . . . . . . . . .25
     10.4.Title to Equipment . . . . . . . . . . . . . . . . . .25
     10.5.Maintain the Equipment and Improvements  . . . . . . .26
     10.6.Insurance  . . . . . . . . . . . . . . . . . . . . . .26
     10.7.No Setoffs or Counterclaims  . . . . . . . . . . . . .27
     10.8.Location of Equipment  . . . . . . . . . . . . . . . .28
     10.9.Intentionally Left Blank . . . . . . . . . . . . . . .28

     10.10.Leases. . . . . . . . . . . . . . . . . . . . . . . .28
     10.11.Payment of Taxes and Claims . . . . . . . . . . . . .28
     10.12.Corporate Existence, etc. . . . . . . . . . . . . . .28
     10.13.Certain Obligations Respecting Domestic Subsidiaries.29
     10.14.Chief Executive Officer . . . . . . . . . . . . . . .30
     10.15.Tax Returns . . . . . . . . . . . . . . . . . . . . .30
     10.16.Fayette Facilities. . . . . . . . . . . . . . . . . .30
11.  NEGATIVE COVENANTS. . . . . . . . . . . . . . . . . . . . .30
     11.1. Indebtedness . . . . . . . . . . . . . .  . . . . . .30
     11.2. Liens. . . . . . . . . . . . . . . . . .  . . . . . .30
     11.3. Fundamental Changes. . . . . . . . . . .  . . . . . .31
     11.4. Intentionally Left Blank . . . . . . . .  . . . . . .32
     11.5. Lines of Business. . . . . . . . . . . .  . . . . . .32
     11.6. Investments. . . . . . . . . . . . . . .  . . . . . .32
     11.7. Restricted Payments. . . . . . . . . . .  . . . . . .33
     11.8. Transactions with Affiliates . . . . . .  . . . . . .33
     11.9. Restrictive Agreements . . . . . . . . .  . . . . . .33
     11.10.Change Name. . . . . . . . . . . . . . .  . . . . . .34
     11.11.Prepayments and Amendments . . . . . . .  . . . . . .34
     11.12.Sale or Discount of Accounts  . . . . . . . . . . . .34
     11.13.Intentionally Left Blank. . . . . . . . . . . . . . .34
     11.14.Accounting Methods. . . . . . . . . . . . . . . . . .35
     11.15.Suspension. . . . . . . . . . . . . . . . . . . . . .35
     11.16.Change in Location of Chief Executive Office;
           Inventory and Equipment with Bailees. . . . . . . . .35
     11.17.No Prohibited Transactions Under ERISA. . . . . . . .35
     11.18.Minimum Net Worth . . . . . . . . . . . . . . . . . .36
     11.19.Capital Expenditures. . . . . . . . . . . . . . . . .36
12.  EVENTS OF DEFAULT.. . . . . . . . . . . . . . . . . . . . .36
13.  REMEDIES ON DEFAULT, ETC. . . . . . . . . . . . . . . . . .40
     13.1.Acceleration . . . . . . . . . . . . . . . . . . . . .40
     13.2.Other Remedies . . . . . . . . . . . . . . . . . . . .40
     13.3.Rescission . . . . . . . . . . . . . . . . . . . . . .40
     13.4.No Waivers or Election of Remedies, Expenses, etc. . .41
14.  REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES.. . . . . . .41
     14.1.  Registration  of Notes . . . . . . . . . . . . . . .41
     14.2.  Assignment and Exchange of Notes . . . . . . . . . .41
     14.3. Replacement of Notes  . . . . . . . . . . . . . . . .42
15.  PAYMENTS ON NOTES.. . . . . . . . . . . . . . . . . . . . .42
     15.1.Place of Payment . . . . . . . . . . . . . . . . . . .42

     15.2.Home Office Payment. . . . . . . . . . . . . . . . . .42
     15.3.Notification to Collateral Agent of Payment in Full. .43
16.  EXPENSES, ETC . . . . . . . . . . . . . . . . . . . . . . .43
     16.1.Survival . . . . . . . . . . . . . . . . . . . . . . .44
17.  SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE
     AGREEMENT.. . . . . . . . . . . . . . . . . . . . . . . . .44
18.  AMENDMENT AND WAIVER. . . . . . . . . . . . . . . . . . . .44
     18.1.Requirements . . . . . . . . . . . . . . . . . . . . .44
     18.2.Solicitation of Holders of Notes . . . . . . . . . . .44
     18.3.Binding Effect, etc. . . . . . . . . . . . . . . . . .45
     18.4.Notes held by Company, etc . . . . . . . . . . . . . .45
19.  NOTICES.. . . . . . . . . . . . . . . . . . . . . . . . . .45
20.  REPRODUCTION OF DOCUMENTS.. . . . . . . . . . . . . . . . .46
21.  CONFIDENTIAL INFORMATION. . . . . . . . . . . . . . . . . .46
22.  WAIVERS; INDEMNIFICATION. . . . . . . . . . . . . . . . . .47
     22.1.Demand; Protest; etc . . . . . . . . . . . . . . . . .47
     22.2.Liability of Collateral Agent and Purchasers . . . . .47
     22.3.Indemnification  . . . . . . . . . . . . . . . . . . .48
23.  SUBSTITUTION OF PURCHASER . . . . . . . . . . . . . . . . .48
24.  MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . .49
     24.1.Successors and Assigns . . . . . . . . . . . . . . . .49
     24.2.Payments Due on Non-Business Days. . . . . . . . . . .49
     24.3.Severability . . . . . . . . . . . . . . . . . . . . .49
     24.4.Collateral Agent . . . . . . . . . . . . . . . . . . .49
     24.5.Construction . . . . . . . . . . . . . . . . . . . . .49
     24.6.Counterparts . . . . . . . . . . . . . . . . . . . . .49
     24.7.Governing Law; Jurisdiction; Consent to Service of
          Process. . . . . . . . . . . . . . . . . . . . . . . .50
     24.8.Waiver of Jury Trial . . . . . . . . . . . . . . . . .50

SCHEDULES
---------
SCHEDULE A --  Information Relating to Purchasers
SCHEDULE B --  Defined Terms
SCHEDULE C --  Existing Indebtedness
SCHEDULE D --  Changes in Corporate Structure
SCHEDULE E --  Real Property

SCHEDULE F --  Subsidiaries of the Company and
               Ownership of Subsidiary Stock
SCHEDULE G --  Existing Liens
SCHEDULE H --  Location of Inventory and Equipment
SCHEDULE I --  Financial Statements
SCHEDULE J --  Certain Litigation
SCHEDULE K --  Intentionally Left Blank
SCHEDULE L --  Licenses, Permits, Etc.
SCHEDULE M --  Environmental Reports
SCHEDULE N --  Investments
SCHEDULE O --  Transactions with Affiliates
SCHEDULE P --  Restrictive Agreements
SCHEDULE Q --  Prohibited Transferees
SCHEDULE R --  Excluded Assets
                                    EXHIBITS
                                    --------
EXHIBIT 1  --  Form of 12% Senior  Secured  Note due [____],  2001
EXHIBIT 2  --  Form of Opinion of South Carolina  Counsel for the Company
EXHIBIT 3  --  Form of Opinion of Special Counsel to the Company and each of its
               Subsidiaries
EXHIBIT 4  --  Form of Opinion of Special Alabama Counsel for the Company
EXHIBIT 5  --  Form of Opinion of Special Counsel for the Purchasers
EXHIBIT 6  --  Form of Agency Agreement
EXHIBIT 7  --  Form of Foothill Subordinated Note
EXHIBIT 8  --  Form of Guaranty and Security Agreement
EXHIBIT 9  --  Form of Guaranty Assumption Agreement
EXHIBIT 10 --  Form of Intercreditor Agreement
EXHIBIT 11 --  Form of New Revolving Credit Agreement
EXHIBIT 12 --  Form of Security and Pledge Agreement
EXHIBIT 13 --  Form of Trademark Security Agreement
EXHIBIT 14 --  Form of Deposit Account Security Agreement
EXHIBIT 15 --  Form of Mortgage

                             ONEITA INDUSTRIES, INC.
                                4130 Faber Place
                        Charleston, South Carolina 29405
                     12% Senior Secured Notes due [ ], 2001

                                                              [_______ __, 1998]

TO IBJ SCHRODER BANK & TRUST COMPANY,
  AS NOTE AGENT, AND EACH OF THE
  PURCHASERS LISTED IN THE ATTACHED
  SCHEDULE A
Ladies and Gentlemen:

          Oneita Industries, Inc., a Delaware corporation (the "Company"), agrees with you as follows:

1.   AUTHORIZATION OF NOTES.

          The  Company  will  authorize  the  issue  of  $37,500,000   aggregate
principal amount of its 12% Senior Secured Notes due [_________], 2001 (the "Notes", such term to include any such notes issued in substitution therefor pursuant to Section 14 of this Agreement). The Notes shall be substantially in the form set out in Exhibit 1, with such changes therefrom, if any, as may be approved by you and the Company. Certain capitalized terms used in this Agreement are defined in Schedule B; references to a "Schedule" or an "Exhibit" are, unless otherwise specified, to a Schedule or an Exhibit attached to this Agreement.

2. EXCHANGE AND ISSUANCE OF NOTES.

          Subject to the terms and conditions set forth herein, the Company hereby agrees that in exchange for the delivery by each Purchaser of the Existing Notes held by such Purchaser, it will deliver Notes to each Purchaser in the amounts set forth opposite such Purchaser's name on Schedule A hereto (the "Exchange"). Upon receipt by the Purchasers of all the Notes as set forth on Schedule A hereto, the Company shall cancel all of the Existing Notes and the Existing Notes, and the obligations of the Obligors under the Existing Revolving Credit Documents and the Existing Prudential Documents shall be of no further force or effect. The Notes are to be entitled ratably to the benefits and security of the Security Documents as herein and therein provided. To induce the Purchasers to enter into this Agreement and to make the respective exchanges for Notes to be made by them hereunder, the Company makes the representations and warranties set forth in Section 6 and in the Security Documents, and the covenants and agreements hereinafter stated.

3.   CLOSING.

          The date and time for the Exchange as provided herein is _______ at 10:00 A.M., New York City time, or on such other Business Day thereafter on or prior to [_______], 19[__] as may be agreed upon by the Purchasers of a majority in principal amount of the Notes and the Company (the "Closing"). The Exchange will be made at the offices of Milbank, Tweed, Hadley & McCloy, One Chase Manhattan Plaza, New York, New York, or at such other place as shall be agreed upon among the parties hereto.

          Subject to satisfaction of the closing conditions listed in Section 5 hereunder, each Purchaser will, at the Closing, deliver to the Company its Existing Notes, against delivery by the Company to such Purchaser of one or more duly executed Notes in the respective aggregate principal amounts for Notes set forth opposite such Purchaser's name in Schedule A, each such Note to be dated the date of the Closing and in the form of a Note registered in the name of such Purchaser or such Purchaser's nominee, in any denominations, all as may be specified by timely notice to the Company (or, in the absence of such notice, a single Note in the entire aggregate principal amount for Notes to be purchased by such Purchaser, in denominations as set forth on Schedule A and registered in such Purchaser's name).

4. INTEREST ON NOTES.

          The Company hereby promises to pay interest on the unpaid principal amount of each Note in arrears on the last Business Day of each calendar month for the period commencing on the date of such Note to but excluding the date such Note shall be paid in full, at a rate per annum equal to 12%; provided, however, that the Company shall be permitted to pay interest on the unpaid principal of each Note during the period up to and including [date two years from Closing] by issuing Additional Notes in a principal amount equal to such interest; provided, further, however, that in no event shall the Company be permitted to issue Additional Notes in satisfaction of its obligation to pay interest in cash on the unpaid principal amount of the Notes if the Company has satisfied the EBITDA Requirement with respect to the date as of which such interest is payable.

          Notwithstanding the foregoing, upon the occurrence and during the continuation of an Event of Default, the Company hereby promises to pay interest at a rate per annum equal to 13 1/2% on any principal payable under a Note, and on any other amount payable by the Company hereunder or under any Security Document with respect to or under a Note, until the same is paid in full (whether before or after judgment).

5. CONDITIONS TO CLOSING.

          Your obligation to accept the Notes hereunder is subject to the fulfillment to your satisfaction, prior to or at the Closing, of the following conditions; provided, however, that in the event that (i) the Majority Holders determine that modifications, if any, to the Intercreditor Agreement, the New Revolving Credit Agreement, the Foothill Subordinated Note or this Agreement are Immaterial Changes, (ii) all of the conditions set forth in this Section 5 other than conditions set forth in Sections 5.12, 5.18 and 5.19 (which conditions shall be governed by clause (i) above) are satisfied or waived by the Purchasers in accordance with the terms of this Agreement and (iii) the Reorganization Plan is confirmed in the form filed by the Company with no modifications other than Immaterial Changes, then all of the Class 2 Claimants shall be bound by the terms of this Agreement and shall be deemed to be signatories thereof: 5.1. Representations and Warranties.

          The representations and warranties of the Obligors in this Agreement and the other Basic Documents shall be correct when made and at the time of the Closing.

5.2. Performance; No Default.

          The Obligors shall have performed and complied with all agreements and conditions contained in this Agreement and the other Basic Documents required to be performed or complied with by it prior to or at the Closing and after giving effect to the exchange and issue of the Notes no Default shall have occurred and be continuing. Neither the Company nor any Subsidiary shall have entered into any transaction since the Petition Date that would have been prohibited by Sections 11.7, 11.8, 11.12 or 11.19 hereof had such Sections applied since such date.

5.3. Compliance Certificates.

     (a) Officer's Certificate. The Company shall have delivered to you an Officer's Certificate, dated the date of the Closing, certifying that the conditions specified in Sections 5.1 and 5.2 have been fulfilled.

     (b) Secretary's Certificate. Each of the Obligors shall have delivered to you a certificate of the secretary or an assistant secretary of such Person certifying the resolutions attached thereto and other corporate proceedings relating to the authorization, execution and delivery of the Notes, this Agreement and the other Basic Documents.

     (c) Intentionally Left Blank. This paragraph has intentionally been left blank.

     (d) Other Certificates. The Purchasers shall have received (i) a certificate of status with respect to each Obligor, dated within 15 days of the Closing Date, such certificate to be issued by the appropriate officer of the jurisdiction of organization of such Obligor, which certificate shall indicate that such Obligor is in good standing in such jurisdiction and (ii) a certificate of status with respect to each Obligor, dated within 15 days of the Closing Date, such certificates to be issued by the appropriate officer of the jurisdictions in which its failure to be duly qualified or licensed would have a Material Adverse Effect, which certificates shall indicate that such Obligor is in good standing in such jurisdictions.

5.4. Opinions of Counsel.

          You shall have received opinions in form and substance satisfactory to you, dated the date of Closing,

          (a) from special South Carolina counsel for the Company, substantially in the form set out in Exhibit 2 and covering such other matters incident to the transactions contemplated hereby as you or your counsel may reasonably request,

          (b) from special New York counsel for the Company, substantially in the form set out in Exhibit 3 and covering such other matters incident to the transactions contemplated hereby as you or your counsel may reasonably request,

          (c) from special Alabama counsel for the Company, substantially in the form set out in Exhibit 4 and covering such other matters incident to the transactions contemplated hereby as you or your counsel may reasonably request, and
          (d) from Milbank, Tweed, Hadley & McCloy, your special counsel in connection with the transactions contemplated hereby.

          The Company hereby instructs its counsel named in (a), (b) and (c) above to deliver such opinions to you and the Collateral Agent.

5.5. Exchange Permitted By Applicable Law, etc.

          On the date of the Closing your acceptance of the Notes shall (i) be permitted by the laws and regulations of each jurisdiction to which you are subject, without recourse to provisions (such as Section 1405(a)(8) of the New York Insurance Law) permitting limited investments by insurance companies without restriction as to the character of the particular investment, (ii) not violate any applicable law or regulation (including, without limitation, Regulation G, T, U or X of the Board of Governors of the Federal Reserve System) and (iii) not subject you to any tax, penalty or liability under or pursuant to any applicable law or regulation, which law or regulation was not in effect on the date hereof. If requested by you, you shall have received an Officer's Certificate certifying as to such matters of fact as you may reasonably specify to enable you to determine whether such purchase is so permitted.

5.6. Payment f Special Counsel Fees.

          Without limiting the provisions of Section 16.1, the Company shall have paid on or before the Closing in accordance with the Reorganization Plan
(a) the reasonable fees, charges and disbursements of your special counsel, Milbank, Tweed, Hadley & McCloy and local counsel for you in Delaware, Klehr, Harrison, Harvey, Branzburg & Ellers, to the extent reflected in a statement of such counsel rendered to the Company at least one Business Day prior to the Closing, (b) the reasonable fees, charges and disbursements of the Collateral Agent to the extent reflected in a statement of the Collateral Agent rendered to the Company at least one Business Day prior to the date of Closing (which fees, charges and disbursements shall be consistent with the agreement between the Company and the Collateral Agent and acceptable to the Purchasers in their reasonable determination), and (c) the reasonable fees, charges and disbursements of the special counsel of the Collateral Agent reflected in a statement of such counsel rendered to the Company at least one Business Day prior to the date of Closing.

5.7. Private Placement Number.

          A private placement number issued by Standard & Poor's CUSIP Service Bureau (in cooperation with the Securities Valuation Office of the National Association of Insurance Commissioners) shall have been obtained for the Notes.

5.8. Changes in Corporate Structure.

          Except as specified in Schedule D, the Company shall not have changed its jurisdiction of incorporation or been a party to any merger or consolidation and shall not have succeeded to all or any substantial part of the liabilities of any other entity, at any time following the date of the most recent financial statements referred to in Schedule I.

5.9. Security Documents.

          The Agency Agreement, the Guaranty and Security Agreement, the Security and Pledge Agreement, the Trademark Security Agreement, the Deposit Account Security Agreement and the Mortgages shall each have been duly executed and delivered by the Company and each other Person contemplated to be a party thereto all as contemplated by the Reorganization Plan and each shall be in full force and effect and the Purchasers shall have received evidence satisfactory to them of the perfection and priority under the laws of any applicable jurisdiction of the Liens intended to be created by such Security Documents, subject to the terms of the Intercreditor Agreement.

5.10.     Mortgage(s) and Title Insurance.

          The following documents shall each have been duly executed (and, where appropriate, acknowledged) by Persons satisfactory to the Majority Holders:

          (a) one or more Mortgages as contemplated by the Reorganization Plan covering the Real Property Collateral identified in Schedule E with an asterisk, in each case duly executed and delivered by the relevant Obligor in recordable form (in such number of copies as the Majority Holders and the Collateral Agent shall have requested);

          (b) one or more mortgagee policies of title insurance on forms of and issued by one or more title companies satisfactory to the Majority Holders and the Collateral Agent as contemplated by the Reorganization Plan (the "Title Companies"), insuring a valid first mortgage lien on the Mortgaged Property (as defined in the Mortgage(s)); for and in amounts satisfactory to the Majority Holders in their reasonable determination, subject only to such exceptions as are reasonably satisfactory to the Majority Holders and the Collateral Agent and, to the extent necessary under applicable law, for filing in the appropriate county land office(s), Uniform Commercial Code financing statements covering fixtures, in each case appropriately completed and duly executed; such title policies shall contain such endorsements in form and substance reasonably satisfactory to the Majority Holders;

          (c) as-built surveys of recent date of each of the facilities to be covered by the Mortgages showing such matters as may be reasonably required by Majority Holders, which surveys shall be in form and content acceptable to the ajority Holders in their reasonable determination, and certified to the Collateral Agent and the Title Companies, and shall have been prepared by a registered surveyor acceptable to the Majority Holders;

          (d) certified copies of permanent and unconditional certificates of occupancy (or, if it is not the practice to issue certificates of occupancy in the jurisdiction in which the facilities to be covered by the Mortgage(s) are located, then such other evidence satisfactory to the Majority Holders in its reasonable determination) permitting the fully functioning operation and occupancy of each such facility and of such other permits necessary for the use and operation of each such facility issued by the respective governmental authorities having jurisdiction over each such facility; and

          (e) such Collateral Access Agreements from lessors, warehousemen, bailees, and other third persons (i) in the case of Inventory stored with a bailee, warehouseman or similar party, as the Majority Holders and the Collateral Agent reasonably may require, to the extent provided to the New Revolving Credit Lender by the Company under the New Revolving Credit Agreement and (ii) in the case of Equipment stored with a bailee, warehouseman or similar party as the Majority Holders and the Collateral Agent may reasonably require.

          In addition, the Company shall have paid to the Title Companies all expenses and premiums of the Title Companies in connection with the issuance of such policies and in addition shall have paid to the Title Companies an amount equal to the recording and stamp taxes payable in connection with recording the Mortgage(s) in the appropriate county land office(s).

          Notwithstanding the foregoing, to the extent that any of the items set forth above in this Section 5.10(e) are not obtainable by the Closing Date, it shall not be a condition to the Closing hereunder that such items be delivered to the Collateral Agent and the Purchasers, but such items shall be delivered to the Collateral Agent as promptly after the Closing Date as practicable, but in any event within 30 days thereafter, provided that it shall not be a Default hereunder if the Obligors are unable to deliver any of such items by reason of their inability to obtain a necessary landlord or other third-party consent (unless such consent is to come from an Affiliate) so long as the Obligors use commercially reasonable efforts to obtain such non-Affiliated landlord or third-party consents.

5.11.      Fayette Facilities.

     The Company shall have granted the Collateral Agent a Mortgage on the Company's interests in the real Property and Equipment located at the Fayette Facilities, subject only to Permitted Encumbrances.

5.12.     Intercreditor Agreement.

          The Intercreditor Agreement shall have been duly executed and delivered by the Purchasers, the Collateral Agent and the New Revolving Lender in the form of Exhibit 10 and shall be in full force and effect, and no term or condition thereof shall have been amended, modified, supplemented or waived (except for Immaterial Changes) without the prior written consent of each of the Purchasers.

5.13. Financing Statements.

          Each financing statement required to be filed, registered or recorded in connection with the transactions contemplated by this Agreement and the Security Documents shall have been properly filed, registered or recorded in each office in each jurisdiction required in order to create in favor of the Collateral Agent, for the ratable benefit of the Purchasers, a valid and/or perfected first priority Lien (subject only to the provisions of the Intercreditor Agreement and the Permitted Encumbrances) on the respective collateral described therein; the Collateral Agent and you shall have received, to the extent available, acknowledgement copies of all of such filings, registrations and recordations stamped by the appropriate filing, registration or recording officer (or, in lieu thereof, other evidence satisfactory to the Collateral Agent that all such filings, registrations and recordations have been made); and all necessary filing, recording and other similar fees, and all taxes and other charges related to such filings, registrations and recordations (including such other taxes and charges requested by you), shall have been paid in full.

          Uniform Commercial Code financing statement, judgment lien and Federal income tax lien searches (collectively, the "UCC Searches") (a) in the office of the Clerk for Gwinnet County, Georgia, (b) in the office of the Clerk for New York County, New York and in the office of the Secretary of State of New York,
(c) in the office of the Clerk for Lenoir County, North Carolina and in the office of the Secretary of State of North Carolina, (d) in the office of the Secretary of State of Alabama, (e) in the office of the Secretary of State of South Carolina and (f) in the office of the Secretary of State of Florida, each of a recent date, shall have been delivered to you or your special counsel.

5.14. Appraisals.

     Copies of updated appraisals of the Inventory and Real Property Collateral to the extent made available to the Company by the New Revolving Credit Lender shall have been delivered to you or your special counsel.

5.15.     Surveys and Other Reports.

          Copies of recent Phase I environmental surveys and assessments together with all other environmental reports prepared within the last five years by Persons (familiar with the identification of toxic and hazardous substances) satisfactory to the Majority Holders and set forth on Schedule M shall have been delivered to you or your special counsel, such environmental surveys and assessments to be based upon physical on-site inspections by such firm of each of the existing sites and facilities owned, operated or leased by the Company and its Subsidiaries, as well as a historical review of the uses of such sites and facilities and of the business and operations of the Company and its Subsidiaries (including any former Subsidiaries or divisions of the Company or any of its Subsidiaries that have been disposed of prior to the date of such survey and assessment and with respect to which the Company or any of its Subsidiaries may have retained liability for Environmental Liabilities).

5.16.     Insurance.

          Certificates of insurance evidencing the existence of all insurance required to be maintained by the Company pursuant to Section 10.6 and, subject to the terms and conditions of the Intercreditor Agreement, the designation of the Collateral Agent as the loss payee or additional named insured, as the case may be, thereunder to the extent required by Section 10.6, such certificates to be in such form and contain such information as is specified in Section 10.6. In addition, the Company shall have delivered a certificate of a Senior Financial Officer of the Company setting forth the insurance obtained by it in accordance with the requirements of Section 10.6 and stating that such insurance is in full force and effect and that all premiums then due and payable thereon have been paid.

5.17. New Revolving Credit Agreement.

          The New Revolving Credit Agreement shall have been duly executed and delivered by the parties thereto in the form of Exhibit 11 and shall be in full force and effect, and no term or condition thereof shall have been amended, modified, supplemented or waived (except for Immaterial Changes) without the prior written consent of each of the Purchasers.

5.18.     Foothill Subordinated Note.

          The Foothill Subordinated Note shall have been duly executed and delivered by the Company to Foothill in the form of Exhibit 7 and shall be in full force and effect, and no term or condition therefore shall have been amended modified, supplemented or waived (except for Immaterial Changes) without the prior written consent of each of the Purchasers.

5.19.     Cash Payment.

          The Company shall have paid to each of the Purchasers its pro rata share of $15,000,000 in cash in accordance with the terms of the Reorganization Plan.

5.20.     Issuance of New Common.

          The Company shall have issued to each of the  Purchasers  its pro rata
portion  of  shares  of  New  Common  in  accordance   with  the  terms  of  the
Reorganization Plan.

5.21.     Confirmation Order.

          The Confirmation Order shall have been entered.

5.22.     Release of Certain Existing Liens.

          Except as contemplated by the Intercreditor Agreement, Foothill shall have delivered, or shall have caused to be delivered, to the Collateral Agent all necessary termination statements, satisfaction pieces and other release documentation in respect of any and all Liens it may have in and to the Equipment and the Real Property Collateral, which shall be in form and substance satisfactory to effect such release and for recordation in the appropriate recording offices.

5.23.     Exchange of Notes.

          The Company shall have executed and delivered to each Purchaser, against surrender in exchange therefor by such Purchaser of any Existing Notes, Notes in the respective principal amounts set forth on Schedule A, in each case dated the date of the Closing.

5.24.     Proceedings and Documents.

          All corporate and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be satisfactory to you and your special counsel, and you and your special counsel shall have received all such counterpart originals or certified or other copies of such documents as you or they may reasonably request.

6. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

          The Company represents and warrants to you that:

6.1. Organization; Power and Authority.

          Each of the Company and its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, and is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each of the Company and its Subsidiaries has the corporate power and authority to own or hold under lease the Properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver this Agreement, the Notes and the other Basic Documents and to perform the provisions hereof and thereof.

6.2. Authorization, etc.

          (a) This Agreement, the Notes and the other Basic Documents have been duly authorized by all necessary corporate action on the part of each Obligor, and this Agreement constitutes, and upon execution and delivery thereof each Note and each of the other Basic Documents will constitute, a legal, valid and binding obligation of each Obligor enforceable against such Obligor in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

          (b) Other than the filing of appropriate financing statements, fixture filings, and mortgages, the execution, delivery, and performance by each of the Obligors of this Agreement and the Basic Documents to which such Obligor is a party do not and will not require any registration with, consent, or approval of, or notice to, or other action with or by, any Federal, State, foreign, or other Governmental Authority or other Person, except for any necessary filings or reports required to be made to or with the Securities and Exchange Commission or in accordance with the Bankruptcy Code.

          (c) Except with respect to the perfection and priority of Liens on Inventory or Equipment located outside the United States of America, as to which this paragraph is not applicable, subject to the filing of appropriate financing statements, fixture filings, and mortgages, the Liens granted by each of the Obligors to the Collateral Agent for the ratable benefit of the Purchasers in and to their Properties pursuant to this Agreement and the other Basic Documents are validly created, perfected, and first priority Liens to the extent contemplated by the Intercreditor Agreement, subject only to Permitted Encumbrances and Liens permitted by Section 11.2(b), (c) and (g).

6.3. Disclosure.

          The  Company  has  disclosed  to  the   Purchasers   all   agreements,
instruments and corporate or other restrictions to which it or any of its Subsidiaries is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. None of the reports, financial statements, certificates or other information (including, without limitation, the Disclosure Statement) furnished by or on behalf of the Obligors to the Purchasers in connection with the negotiation of this Agreement and the other Basic Documents or delivered hereunder or thereunder (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, provided that, with respect to projected financial information, the Company represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.

6.4.  Organization  and  Ownership  of  Shares of Subsidiaries; Affiliates.

          (a) Schedule F contains (except as noted therein) complete and correct lists of the (i) Company's Subsidiaries, showing, as to each Subsidiary, the correct name thereof, the jurisdiction of its organization, and the percentage of shares of each class of its capital stock or similar equity interests outstanding owned by the Company and each other Subsidiary, (ii) Persons known by the Company to be its Affiliates, other than Subsidiaries, and (iii) Company's directors and senior officers.

          (b) All of the outstanding shares of capital stock or similar equity interests of each Subsidiary shown in Schedule F as being owned by the Company and its Subsidiaries have been validly issued, are fully paid and nonassessable and are owned by the Company or another Subsidiary free and clear of any Lien (except in favor of the Collateral Agent or as otherwise disclosed in Schedule
G).
          (c) Each Subsidiary identified in Schedule F is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and is duly qualified as a foreign corporation or other legal entity and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each such Subsidiary has the corporate or other power and authority to own or hold under lease the properties it purports to own or hold under lease and to transact the business it transacts and proposes to transact.

          (d) No Subsidiary is a party to, or otherwise subject to any legal restriction or any agreement (other than this Agreement, the agreements identified with an asterisk on Schedule C and customary limitations imposed by corporate law statutes) restricting the ability of such Subsidiary to pay dividends out of profits or make any other similar distributions of profits to the Company or any of its Subsidiaries that owns outstanding shares of capital stock or similar equity interests of such Subsidiary.

6.5. Title to Property; Leases.

          The Company and its Subsidiaries have good and sufficient title to their respective Properties, including all such Properties reflected in the most recent audited balance sheet referred to in Schedule I or purported to have been acquired by the Company or any Subsidiary after the date of such balance sheet (except as sold or otherwise disposed of (i) in the ordinary course of business or (ii) as otherwise permitted by this Agreement), in each case free and clear of Liens prohibited by this Agreement or deed restrictions related to environmental contamination or deed restrictions related to environmental contamination. All leases are valid and subsisting and are in full force and effect in all Material respects.

6.6. Ownership of Certain Subsidiaries.

          Oneita Freeport Holdings Corp., organized under the laws of the British Virgin Islands, is a holding company for a foreign Subsidiary of the Company, and has no Material Property of its own. Oneita International Corp., organized under the laws of the British Virgin Islands, is a holding company for a foreign Subsidiary of the Company, and has no Material Property of its own. Oneita Export Corp., a South Carolina corporation, has no Material Property.

6.7. Intentionally Left Blank.

          This section has intentionally been left blank.

6.8. Equipment.

          All of the Equipment issued or held for use in the Company's business or the businesses of its Subsidiaries is fit for such purposes.

6.9. Location of Inventory and Equipment.

          The Equipment is not stored with a bailee, warehouseman, or similar party (without the Collateral Agent's prior written consent). The Equipment and Inventory are located only at the locations identified on Schedule H or otherwise permitted by Section 10.8.

6.10.     Inventory Records.

     The Company and its Subsidiaries keep correct and accurate records itemizing and describing the kind, type, quality, and quantity of the Inventory, and the Company's and each of its Subsidiaries' costs therefor.

6.11.     Location of Chief Executive Office; FEIN.

          The chief executive office of the Company is located at the address indicated in the preamble to this Agreement. The Company's FEIN is 57-0351045. Kinston's FEIN is 58-1514502.

6.12.     Solvency.

          Each of the Obligors is Solvent. No transfer of Property is being made by the Company and no obligation is being incurred by the Company in connection with the transactions contemplated by this Agreement or the other Basic Documents with the intent to hinder, delay, or defraud either present or future creditors of the Company.

6.13. No Material Adverse Change.

          All consolidated financial statements relating to the Company and its Subsidiaries listed on Schedule I have been delivered by the Company to the Purchasers, have been prepared in accordance with GAAP (except, in the case of unaudited financial statements, for the lack of footnotes and being subject to year-end and quarter-end (in the case of monthly or quarterly financial statements) audit adjustments) and present fairly, in all material respects, the consolidated financial position of the Company and its Subsidiaries as of the date thereof and the consolidated results of operations and cash flows of the Company and its Subsidiaries for the respective periods so specified and have been prepared in accordance with GAAP consistently applied throughout the periods involved except as set forth in the notes thereto (subject, in the case of any interim financial statements, to normal quarterly and year-end adjustments). There has not been a Material Adverse Change with respect to the Company and its Subsidiaries since the date of the latest financial statements submitted to the Purchasers on or before the Closing Date.

6.14.     Intentionally Left Blank.

          This section has intentionally been left blank.

6.15.     Compliance with Laws, Other Instruments, etc.

          Except as otherwise permitted pursuant to a Final Order of the Bankruptcy Court, the execution, delivery and performance by each of the Obligors of this Agreement, the Notes, and the other Basic Documents will not
(i) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any Property of the Company or any Subsidiary under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter or by-laws, or any other agreement or instrument to which the Company or any Subsidiary is bound or by which the Company or any Subsidiary or any of their respective Properties may be bound or affected, (ii) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to the Company or any Subsidiary or (iii) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Company or any Subsidiary. No Default has occurred or is continuing.

6.16.  Litigation;  Observance  of  Agreements, Statutes and Orders.

          (a) Except as disclosed in Schedule J there are no actions, suits or proceedings pending or, to the knowledge of the Company, threatened against or affecting the Company or any Subsidiary or any Property of the Company or any Subsidiary in any court or before any arbitrator of any kind or before or by any Governmental Authority. None of the actions, suits or proceedings disclosed on Schedule J, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

          (b) On the Effective Date, neither the Company nor any Subsidiary is in default under any term of any agreement or instrument to which it is a party or by which it is bound, or any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority or is in violation of any applicable law, ordinance, rule or regulation (including without limitation Environmental Laws) of any Governmental Authority, which default or violation, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

6.17. Taxes.

          The Company and its Subsidiaries have filed all tax returns that are required to have been filed in any jurisdiction, and have paid all taxes shown to be due and payable on such returns and all other taxes and assessments levied upon them or their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent, except for any taxes and assessments the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which the Company or a Subsidiary, as the case may be, has established adequate reserves in accordance with GAAP. The Company knows of no basis for any other tax or assessment. The charges, accruals and reserves on the books of the Company and its Subsidiaries in respect of Federal, state or other taxes for all fiscal periods are adequate. The Federal income tax liabilities of the Company and its Subsidiaries have been determined by the Internal Revenue Service and paid for all fiscal years up to and including the fiscal year ended [September __, ____].

6.18.     Licenses, Permits, etc.

          Except as disclosed in Schedule K,
          (a) the Company and its Subsidiaries own or possess all of their respective licenses, permits, franchises, authorizations, patents, copyrights, service marks, trademarks and trade names, or rights thereto, necessary to conduct their businesses, without known conflict with the rights of others;

          (b) to the best knowledge of the Company, no product of the Company infringes in any material respect upon any license, permit, franchise, authorization, patent, copyright, service mark, trademark, trade name or other right owned by any other Person; and

          (c) to the best knowledge of the Company, there is no violation by any Person of any right of the Company or any of its Subsidiaries with respect to any patent, copyright, service mark, trademark, trade name or other right owned or used by the Company or any of its Subsidiaries.

6.19.     Compliance with ERISA.

          (a) The Company and each ERISA Affiliate have operated and administered each Plan in compliance with all applicable laws, except for such instances of noncompliance as have not resulted in and would not reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any ERISA Affiliate has incurred any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans (as defined in section 3 of ERISA), and no event, transaction or condition has occurred or exists that could reasonably be expected to result in the incurrence of any such liability by the Company or any ERISA Affiliate, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate, in either case pursuant to Title I or IV of ERISA or to such penalty or excise tax provisions or to section 401(a)(29) or 412 of the Code, other than such liabilities or Liens as would not be individually or in the aggregate Material.

          (b) The present value of the aggregate benefit liabilities under each of the Plans (other than Multiemployer Plans), determined as of the end of such Plans most recently ended plan year on the basis of the actuarial assumptions specified for funding purposes in such Plans most recent actuarial valuation report, did not exceed the aggregate current value of the assets of such Plan allocable to such benefit liabilities [by more than $_________ in the case of any single Plan and by more than $_________ in the aggregate for all Plans]. The term "benefit liabilities" has the meaning specified in section 4001 of ERISA and the terms "current value" and "present value" have the meaning specified in section 3 of ERISA.

          (c) The Company and its ERISA Affiliates have not incurred withdrawal liabilities (and are not subject to contingent withdrawal liabilities) under section 4201 or 4204 of ERISA in respect of Multiemployer Plans.

          (d) The aggregate expected postretirement benefit obligation (determined as of the last day of the Company's most recently ended fiscal year in accordance with Financial Accounting Standards Board Statement No. 106, without regard to liabilities attributable to continuation coverage mandated by section 4980B of the Code) of the Company and its Subsidiaries does not exceed $_______.

          (e) The execution and delivery of this Agreement and the issuance and sale of the Notes hereunder will not involve any transaction that is subject to the prohibitions of section 406 of ERISA or in connection with which a tax could be imposed pursuant to section 4975(c)(1)(A)-(D) of the Code.

6.20.  Private Offering by the Company.

          Neither the Company nor anyone acting on its behalf has offered the Notes or any similar securities for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, any person other than you and the other Purchasers. Neither the Company nor anyone acting on its behalf has taken, or will take, any action that would subject the issuance or sale of the Notes to the registration requirements of
Section  5  of  the  Securities  Act.

6.21.  Existing  Indebtedness;   Material Agreements; Future Liens.

          (a) Except as described therein, Schedule C sets forth a complete and correct list of all outstanding Indebtedness of the Company and its Subsidiaries as of the Effective Date, since which date there has been no Material change in the amounts, interest rates, sinking funds, installment payments or maturities of the Indebtedness of the Company or its Subsidiaries. After giving effect to the transactions contemplated hereby, neither the Company nor any Subsidiary will be in default and no waiver of default will be currently in effect, in the payment of any principal or interest on any Indebtedness of the Company or such Subsidiary and no event or condition will exist with respect to any Indebtedness of the Company or any Subsidiary that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Indebtedness to become due and payable before its stated maturity or before its regularly scheduled dates of payment.

          (b) Schedule G is a complete and correct list of each Lien (other than Permitted Encumbrances) securing Indebtedness of any Person outstanding on the date hereof, the aggregate principal or face amount of which equals or exceeds (or may equal or exceed) $250,000, and covering any Property of the Company or any of its Subsidiaries, and the aggregate Indebtedness secured (or that may be secured) by each such Lien and the Property covered by each such Lien is correctly described in Schedule G.

          (c) Except as disclosed in Schedule G, neither the Company nor any Subsidiary has agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of its Property, whether now owned or hereafter acquired, to be subject to a Lien not permitted by Section 11.2.

6.22. Foreign Assets Control Regulations, etc.

          Neither the sale of the Notes by the Company hereunder nor its use of the proceeds thereof will violate the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury
Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto.

6.23.  Status under Certain Statutes.

          Neither the Company nor any Subsidiary is subject to regulation under the Investment Company Act of 1940, as amended, the Public Utility Holding Company Act of 1935, as amended, the Interstate Commerce Act, as amended, or the Federal Power Act, as amended.

6.24.     Environmental Matters.

          (a) The Company has heretofore delivered to the Purchasers copies of all environmental investigations, studies, audits, tests, reviews or other analyses conducted by or that are in the possession of the Company or any of its Subsidiaries in relation to facts, circumstances or conditions at or affecting any site or facility now or previously owned, operated or leased by the Company or any of its Subsidiaries. These environmental investigations, studies, audits, tests, reviews or other analyses are listed on Schedule L;

          (b) Neither the Company nor any Subsidiary has knowledge of any claim or has received any notice of any claim, and no proceeding has been instituted raising any claim against the Company or any of its Subsidiaries or any of their respective real properties now or formerly owned, leased or operated by any of them or other assets, alleging any damage to the environment or violation of any Environmental Laws, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect;

          (c) Neither the Company nor any Subsidiary has knowledge of any facts which would give rise to any claim, public or private, of violation of Environmental Laws or damage to the environment emanating from, occurring on or in any way related to real properties now or formerly owned, leased or operated by any of them or to other assets or their use, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect;

          (d) Neither the Company nor any of its Subsidiaries has stored any Hazardous Materials on real properties now or formerly owned, leased or operated by any of them and has not disposed of any Hazardous Materials in a manner contrary to any Environmental Laws or in a manner that may give rise to liability under any Environmental Laws in each case in any manner that could reasonably be expected to result in a Material Adverse Effect; and

          (e) all operations and buildings on all real properties now owned, leased or operated by the Company or any of its Subsidiaries are in compliance with applicable Environmental Laws, except where failure to comply could not reasonably be expected to result in a Material Adverse Effect.

7. REPRESENTATION OF THE PURCHASERS.

          You represent that you are accepting the Notes in exchange for the Existing Notes for your own account or for one or more separate accounts maintained by you or for the account of one or more pension or trust funds and not with a view to the distribution thereof, provided that the disposition of your or their Property shall at all times be within your or their control. You understand that the Notes have not been registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law, and that the Company is not required to register the Notes.

8.   INFORMATION AS TO COMPANY.

8.1. Financial Information.

          The Company shall deliver to the Note Agent and, upon the written request (which shall be required to be made only a single time) of any Purchaser, to such Purchaser:

          (a) Quarterly Statements -- within 60 days after the end of each quarterly fiscal period in each fiscal year of the Company (other than the last quarterly fiscal period of each such fiscal year), duplicate copies of,

          (i) a consolidated balance sheet of the Company and its Subsidiaries as at the end of such quarter, and

          (ii) consolidated statements of income, changes in shareholders' equity and cash flows of the Company and its Subsidiaries, for such quarter and (in the case of the second and third quarters) for the portion of the fiscal year ending with such quarter, setting forth in each case in comparative form the figures for the corresponding periods in (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP applicable to quarterly financial statements generally subject to year-end adjustments and without footnotes, and certified by a Senior Financial Officer as presenting fairly, in all material respects, the financial position of the companies being reported on and their results of operations and cash flows, subject to changes resulting from year-end adjustments, provided that delivery within the time period specified above of copies of the Company's quarterly report on Form 10-Q prepared in compliance with the requirements therefor and filed with the Securities and Exchange Commission shall be deemed to satisfy the requirements of this Section 8.1(a);

          (b) Annual Statements -- within 105 days after the end of each fiscal year of the Company, duplicate copies of,

               (i)  a  consolidated   balance  sheet  of  the  Company  and  its
          Subsidiaries, as at the end of such year, and

               (ii) consolidated statements of income, changes in shareholders' equity and cash flows of the Company and its Subsidiaries, for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP, and accompanied

                    (A) by an opinion  thereon of independent  certified  public accountants of recognized national standing, which opinion shall state that such financial statements present fairly, in all material respects, the financial position of the companies being reported upon and their results of operations and cash flows and have been prepared in conformity with GAAP, and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and that such audit provides a reasonable basis for such opinion in the circumstances, and

                    (B) by a certificate of such accountants  (which certificate may be limited to the extent required by accounting rules or guidelines) stating that they have reviewed this Agreement and stating further whether, in making their audit, they have become aware of any condition or event that then constitutes a Default or an Event of Default, and, if they are aware that any such condition or event then exists, specifying the nature and period of the existence thereof (it being understood that such accountants shall not be liable, directly or indirectly, for any failure to obtain knowledge of any Default or Event of Default unless such accountants should have obtained knowledge thereof in making an audit in accordance with generally accepted auditing standards or did not make such an audit), provided that the delivery within the time period specified above of the Company's annual report on Form 10-K for such fiscal year (together with the Company's annual report to shareholders, if any, prepared pursuant to Rule 14a-3 under the Exchange Act) prepared in accordance with the requirements therefor and filed with the Securities and Exchange Commission, together with the accountant's certificate described in clause
     (B) above, shall be deemed to satisfy the requirements of this Section 8.1(b);

          (c) Monthly Statements -- within 45 days after the end of each calendar month, duplicate copies of the consolidated monthly financial statements of the Company and its Subsidiaries in the same form as those distributed internally to the members of senior management of the Company, which statements shall be prepared in accordance with GAAP as applicable to interim statements, provided that such statements need not contain footnotes and may be subject to quarterly and annual adjustments;

          (d) SEC and Other Reports -- promptly upon their becoming available, one copy of (i) each financial statement, report, notice or proxy statement sent by the Company or any Subsidiary to public securities holders generally, and
(ii) each regular or periodic report (other than Forms S-8 and 11-K), each registration statement (without exhibits except as expressly requested by such holder), and each prospectus and all amendments thereto filed by the Company or any Subsidiary with the Securities and Exchange Commission and of all press releases and other statements made available generally by the Company or any Subsidiary to the public concerning developments that are Material;

          (e) Information Required by Rule 144A -- promptly upon it becoming available, duplicate copies of such financial and other information as such holder may reasonably determine to be necessary in order to permit compliance with the information requirements of Rule 144A under the Securities Act in connection with the resale of Notes, except at such times as the Company is subject to the reporting requirements of section 13 or 15(d) of the Exchange Act.

8.2. Business Information.

          (a) The Company shall deliver to each Purchaser:

               (i) Notice of Default -- promptly, and in any event within five days after a Responsible Officer becomes aware of the existence of any Default or that any Person has given any notice or taken any action with respect to a claimed Default or that any Person has given any notice or taken any action with respect to a claimed Default of the type referred to in Section 12(f), a written notice specifying the nature and period of existence thereof and what action the Company is taking or proposes to take with respect thereto;

               (ii) Notices from Governmental Authority -- promptly, and in any event within 30 days of receipt thereof, copies of any notice to the Company or any Subsidiary from any Federal or state Governmental Authority relating to any order, ruling, statute or other law or regulation that could reasonably be expected to have a Material Adverse Effect; and

               (iii) Requested Information -- with reasonable promptness, such other data and information relating to the business, operations, affairs, financial condition, or Properties of the Company or any of its Subsidiaries or relating to the ability of the Company to perform its obligations hereunder and under the Notes as from time to time may be reasonably requested by any such Purchaser.

          (b) Employee Benefits. Upon the written request of any Purchaser (which shall be required to be made only a single time), the Company shall:

               (i) Cause to be delivered to such Purchaser, each of the following: (A) promptly, and in any event within 10 Business Days after the Company or any of its Subsidiaries knows or has reason to know that an ERISA Event has occurred that reasonably could be expected to result in a Material Adverse Change, a written statement of a Senior Financial Officer of the Company describing such ERISA Event and any action that is being taken with respect thereto by the Company, any such Subsidiary or ERISA Affiliate, and any action taken or threatened by the IRS, Department of Labor, or PBGC. The Company or such Subsidiary, as applicable, shall be deemed to know all facts known by the administrator of any Benefit Plan of which it is the plan sponsor, (B) promptly, and in any event within 3 Business Days after the filing thereof with the IRS, a copy of each funding waiver request filed with respect to any Benefit Plan and all communications received by the Company, any of its Subsidiaries or, to the knowledge of the Company, any ERISA Affiliate with respect to such request, and (C) promptly, and in any event within 3 Business Days after receipt by the Company, any of its Subsidiaries or, to the knowledge of the Company, any ERISA Affiliate, of the PBGC's intention to terminate a Benefit Plan or to have a trustee appointed to administer a Benefit Plan, copies of each such notice.

               (ii) Cause to be delivered to such Purchaser, each of the following: (A) a copy of each Plan (or, where any such plan is not in writing, complete description thereof) (and if applicable, related trust agreements or other funding instruments) and all amendments thereto, all written interpretations thereof and written descriptions thereof that have been distributed to employees or former employees of the Company or its Subsidiaries; (B) the most recent determination letter issued by the IRS with respect to each Benefit Plan; (C) for the three most recent plan years, annual reports on Form 5500 Series required to be filed with any governmental agency for each Benefit Plan; (D) all actuarial reports prepared for the last three plan years for each Benefit Plan; (E) a listing of all Multiemployer Plans, with the aggregate amount of the most recent annual contributions required to be made by the Company or any ERISA
     Affiliate to each such plan and copies of the collective bargaining agreements requiring such contributions; (F) any information that has been provided to the Company or any ERISA Affiliate regarding withdrawal liability under any Multiemployer Plan; and (G) the aggregate amount of the most recent annual payments made to former employees of the Company or its Subsidiaries under any Retiree Health Plan.

8.3. Officer's Certificate.

          (a) Covenant Compliance. Each set of annual and quarterly financial statements delivered to a holder of Notes pursuant to Section 8.1(a) and Section 8.1(b) hereof shall be accompanied by a certificate of a Senior Financial Officer setting forth the information (including calculations in reasonable detail) required in order to establish whether the Company was in compliance with the requirements of Sections 9.1, 11.1, 11.2, 11.6, 11.7, 11.18 and 11.19,
inclusive, during the quarterly or annual period covered by the statements then being furnished (including with respect to each such Section, where applicable, the calculations of the maximum or minimum amount, ratio or percentage, as the case may be, permissible under the terms of such Sections, and the calculation of the amount, ratio or percentage then in existence);

          (b) Defaults. Each set of annual, quarterly and monthly financial statements delivered to a holder of Notes pursuant to Section 8.1(a), Section 8.1(b) or Section 8.1(c) hereof shall be accompanied by a certificate of a Senior Financial Officer setting forth a statement that such officer has reviewed the relevant terms thereof and has made, or caused to be made, under his or her supervision a review of the transactions and conditions of the Company and the Subsidiaries from the beginning of the period covered by the statements then being furnished to the date of the certificate and that such review has not disclosed the existence during such period of any condition or event that constitutes a Default or, if any such condition or event existed or exists (including, without limitation, any such event or condition resulting from the failure of the Company to comply with any Environmental Law), specifying the nature and period of existence thereof and what action the Company shall have taken or proposes to take with respect thereto.

8.4. Inspection.

          At the request of the Collateral Agent or any Purchaser, the Company shall permit the representatives of the Collateral Agent and such Purchaser:

          (a) if no Default then exists, at the expense of the Collateral Agent or such Purchaser, as the case may be, and upon reasonable prior notice to the Company, to visit the principal executive office of the Company, to discuss the affairs, finances and accounts of the Company and its Subsidiaries with the Company's officers, and (with the consent of the Company, which consent will not be unreasonably withheld) its independent public accountants, and (with the consent of the Company, which consent will not be unreasonably withheld) to visit the other offices and properties of the Company and each Subsidiary, all at such reasonable times and as often as may be reasonably requested in writing; and

          (b) if a Default then exists, at the expense of the Company, to visit and in respect any of the offices or properties of the Company or any Subsidiary, to examine all of their respective books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers and independent public accountants (and by this provision the Company authorizes said accountants to discuss the affairs, finances and accounts of the Company and its Subsidiaries), all at such times and as often as may be requested. 9. PREPAYMENT OF THE NOTES.

9.1. Special Prepayments from Average Available Cash and After Sale of Assets or Change of Control.

          The Company shall make prepayments of the principal amount of the Notes hereunder as follows:

          (a) Average Available Cash. In the event that, as at the end of any calendar month, the Average Available Cash for the month (the "Applicable Month") during the preceding period of six consecutive calendar months with the lowest Average Available Cash exceeds $11,000,000, the Company shall apply in multiples of not less than $1,000,000 the amount by which the Average Available Cash for the Applicable Month exceeds $11,000,000 to the pro rata prepayment of Notes ("Available Cash Payments"); provided, however, that the total amount of Available Cash Payments required under this subsection shall not exceed $15,000,000. Not later than 10 Business Days after the last day of each calendar month, the Company shall deliver a notice to the holders of the Notes, which notice shall specify the amount of Average Available Cash for each month during the preceding period of six consecutive calendar months and the resulting Available Cash Payment, if any, for such month, shall refer to this subsection, shall specify the date fixed for such prepayment (which shall not be less than 5 Business Days and not more than 10 Business Days after the date such notice is given) and shall specify the aggregate principal amount of the Notes held by each holder thereof to be prepaid (with calculations in reasonable detail of how such amounts were determined). On the prepayment date specified in such notice, the Company shall prepay the Notes at 100% of the principal amount to be prepaid, together with accrued interest to the date fixed for prepayment.

          (b) Sales of Non-Excluded Assets and Worn-Out Equipment. Without limiting the obligation of the Company to obtain the consent of the Required Holders to any Disposition other than a Permitted Disposition and subject to the terms of the Intercreditor Agreement, the Company agrees, on or prior to the occurrence of any Disposition other than a Disposition described in clause (a) of the definition of Permitted Disposition, to deliver to the Note Agent a statement certified by a Senior Financial Officer, in form and detail satisfactory to the Note Agent in its reasonable determination, of the estimated amount of (i) the Net Cash Proceeds from such Disposition of any Non-Excluded Assets and (ii) any Net Cash Proceeds in excess of $1,600,000 in the aggregate from the Disposition of Excluded Assets that will (on the date of such Disposition) be received by the Company or any of its Subsidiaries in cash and, except as provided in Section 9.1(c) below, the Company will apply to the pro rata prepayment of the Notes hereunder, as follows:

               (i) upon the date 30 days following such Dispositions, an aggregate amount equal to 75% of such estimated amount of the Net Cash Proceeds of such Dispositions, to be determined at the time of each Disposition, to the extent received by the Company or any of its Subsidiaries in cash on the date of such Disposition; and

               (ii) thereafter, quarterly, on the date of the delivery by the Company to the Note Agent pursuant to Section 8.1 of the financial statements for any quarterly fiscal period or fiscal year, to the extent the Company or any of its Subsidiaries shall receive Net Cash Proceeds during the quarterly fiscal period ending on the date of such financial statements in cash under deferred payment arrangements or Disposition Investments entered into or received in connection with any Disposition to which this Section 9.1(b) applies, an amount equal to (a) 75% of the aggregate amount of such Net Cash Proceeds minus (b) any transaction expenses associated with such Dispositions and not previously deducted in the determination of Net Cash Proceeds plus (or minus, as the case may be)
     (c) any other adjustment received or paid by the Company or any of its Subsidiaries pursuant to the respective agreements giving rise to such Dispositions and not previously taken into account in the determination of the Net Cash Proceeds of such Dispositions, provided that if prior to the date upon which the Company would otherwise be required to make a prepayment under this subclause (ii) with respect to any quarterly fiscal period the aggregate amount of such Net Cash Proceeds (after giving effect to the adjustments provided for in this subclause (ii)) shall exceed $500,000, then the Company shall within 3 Business Days from the date of receipt of such Net Cash Proceeds make a prepayment under this subclause
     (ii) in an amount equal to such required prepayment.

          (c) Sale of Excluded Assets. The Company shall not be required to make a prepayment pursuant to Section 9.1(b) above with the Net Cash Proceeds from the Disposition of Excluded Assets and shall be permitted to retain such Net Cash Proceeds for working capital purposes, provided that,

               (i) the Company advises the Purchasers at the time a prepayment would otherwise be required to be made under Section 9.1(b) above that it intends to use such Net Cash Proceeds for working capital purposes; and

               (ii)  the  aggregate   amount  of  Net  Cash  Proceeds  from  the
     Disposition  of  Excluded  Assets not  subject to  prepayment  pursuant  to
     Section 9.1(b) does not exceed $1,600,000.

          (d) Change in Control.

               (i) Notice of Change in Control or Control Event. The Company will, within 10 Business Days after any Responsible Officer has knowledge of the occurrence of any Change in Control, give written notice of such Change in Control to each holder of Notes unless notice in respect of such

     Change in Control shall have already been given pursuant to this Section 9.1(d). If a Change in Control has occurred, such notice shall contain and constitute an offer to prepay Notes as described in subparagraph (iii) of this Section 9.1(d) and shall be accompanied by the certificate described in subparagraph (vii) of this Section 9.1(d).

               (ii) Condition to Company Action. The Company will not take any action that consummates or finalizes a Change in Control unless (i) at least 10 days prior to such action it shall have given to each holder of Notes written notice containing and constituting an offer to prepay Notes as described in subparagraph (iii) of this Section 9.1(d), accompanied by the certificate described in subparagraph (vii) of this Section 9.1(d), and
     (ii) contemporaneously with such action, it prepays all Notes required to be prepaid in accordance with this Section 9.1(d).

               (iii) Offer to Prepay Notes. The offer to prepay Notes contemplated by this Section 9.1(d) shall be an offer to prepay, in accordance with and subject to this Section 9.1(d), all, but not less than all, the Notes held by each holder (in this case only, "holder" in respect of any Note registered in the name of a nominee for a disclosed beneficial owner shall mean such beneficial owner) on a date specified in such offer (the "Proposed Prepayment Date"). If such Proposed Prepayment Date is in connection with an offer contemplated by this Section 9.1(d), such date shall be not less than 20 days and not more than 30 days after the date of such offer.

               (iv) Acceptance. A holder of Notes may accept the offer to prepay made pursuant to this Section 9.1(d) by causing a notice of such acceptance to be delivered to the Company at least 10 days prior to the Proposed Prepayment Date. A failure by a holder of Notes to respond to an offer to prepay made pursuant to this Section 9.1(d) shall be deemed to constitute an acceptance of such offer by such holder.

               (v) Prepayment. Prepayment of the Notes to be prepaid pursuant to this Section 9.1(d) shall be at 101% of the principal amount of such Notes, together with interest on such Notes accrued to the date of prepayment.

               (vi) Deferral Pending Change in Control. The obligation of the Company to prepay Notes pursuant to the offers required by and accepted in accordance with this Section 9.1(d) is subject to the occurrence of the Change in Control in respect of which such offers and acceptances shall have been made. In the event that such Change in Control does not occur on the Proposed Prepayment Date in respect thereof, the prepayment shall be deferred until and shall be made on the date on which such Change in Control occurs. The Company shall keep each holder of Notes reasonably and timely informed of (i) any such deferral of the date of prepayment, (ii) the date on which such Change in Control and the prepayment are expected to occur, and (iii) any determination by the Company that efforts to effect such Change in Control have ceased or been abandoned (in which case the offers and acceptances made pursuant to this Section 9.1(d) in respect of such Change in Control shall be deemed rescinded).

               (vii) Officer's Certificate. Each offer to prepay the Notes pursuant to this Section 9.1(d) shall be accompanied by a certificate, executed by a Senior Financial Officer of the Company and dated the date of such offer, specifying: (a) the Proposed Prepayment Date; (b) that such offer is made pursuant to this Section 9.1(d); (c) the principal amount of each Note offered to be prepaid; (d) the interest that would be due on each Note offered to be prepaid, accrued to the Proposed Prepayment Date (or any later date resulting from the deferral thereof); (e) that the conditions of this Section 9.1(d) have been fulfilled; and (f) in reasonable detail, the nature and date or proposed date of the Change in Control.

9.2. Optional Prepayments.

          The Company may, at its option, upon notice as provided below, prepay, without penalty or premium, at any time all, or from time to time any part of, the Notes, in an amount not less than $1,000,000 of the aggregate principal amount of the Notes then outstanding in the case of a partial prepayment, at 100% of the principal amount so prepaid. The Company will give each holder of Notes written notice of each optional prepayment under this Section 9.2 not less than 30 days and not more than 60 days prior to the date fixed for such prepayment. Each such notice shall specify such date, the aggregate principal amount of the Notes to be prepaid on such date, the principal amount of each Note held by such holder to be prepaid (determined in accordance with Section 9.3), and the interest to be paid on the prepayment date with respect to such principal amount being prepaid.

9.3. Allocation of Partial Prepayments.

          In the  case of each  partial  prepayment  of the  Notes  pursuant  to
Section 9.1(a) or (b), the principal amount of the Notes to be prepaid shall be allocated among all of the Notes at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof not theretofore called for prepayment.

9.4. Maturity; Surrender, etc.

          In the case of each prepayment of Notes pursuant to this Section 9, the principal amount of each Note to be prepaid shall mature and become due and payable on the date fixed for such prepayment, together with interest on such principal amount accrued to such date. From and after such date, unless the Company shall fail to pay such principal amount when so due and payable, together with the interest, as aforesaid, interest on such principal amount shall cease to accrue. Any Note paid or prepaid in full shall be surrendered to the Company and cancelled and shall not be reissued, and no Note shall be issued in lieu of any prepaid principal amount of any Note.

9.5. Purchase of Notes.

          The Company will not and will not permit any Affiliate under its control to purchase, redeem, prepay or otherwise acquire, directly or indirectly, any of the outstanding Notes except upon the payment or prepayment of the Notes in accordance with the terms of this Agreement and the Notes. The Company will promptly cancel all Notes acquired by it or any Affiliate pursuant to any payment, prepayment or purchase of Notes pursuant to any provision of this Agreement and no Notes may be issued in substitution or exchange for any such Notes.

10. AFFIRMATIVE COVENANTS.

     The Company covenants that so long as any of the Notes are outstanding:

10.1.     Compliance with Law.

          The Company will comply, and will cause each of its Subsidiaries to comply, with all laws, ordinances or governmental rules or regulations to which each of them is subject, including, without limitation, Environmental Laws, and will obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of their respective properties or to the conduct of their respective businesses.

10.2.     Accounting Systems.

          The Company will maintain a standard and modern system of accounting that enables the Company to produce financial statements in accordance with GAAP, and maintain records pertaining to the Collateral that contain information as from time to time may be requested by the Required Holders. The Company also shall keep a modern inventory reporting system that shows all additions, sales, claims, returns, and allowances with respect to the Inventory.

10.3.     Collateral Reporting.

          The Company shall provide upon the written request (which shall be required to be given only a single time) of any Purchaser the following documents or information to such Purchaser provided that such documents and information are provided to the New Revolving Credit Lender by the Company under the New Revolving Credit Agreement at the following times in the form furnished to the New Revolving Credit Lender: (a) on a monthly basis and, in any event, by no later than the 10th day of each month during the term of this Agreement, (i) a detailed calculation of the Borrowing Base, (ii) a detailed aging, by total, of the Accounts, together with a reconciliation to the detailed calculation of the Borrowing Base previously provided to Foothill, and (iii) a report showing the post-Petition Date loans and advances outstanding from the Company to its Jamaican and Mexican Subsidiaries, and any changes in the balances thereof from the last such report, (b) on a monthly basis and, in any event, by no later than the 10th day of each month during the term of this Agreement, a summary aging, by vendor, of the Company's accounts payable and any book overdraft, (c) on a quarterly basis, a detailed list of the Company's customers.

10.4.     Title to Equipment.

          Upon the request of the Collateral Agent or the Required Holders, the Company shall promptly deliver, and shall cause its Subsidiaries to deliver, to the Collateral Agent, to the extent such items are in the possession or control of the Company, or otherwise reasonably available to the Company or any Subsidiary, properly endorsed, any and all evidences of ownership of, certificates of title, or applications for title to any items of Equipment included in the Collateral.

10.5.     Maintain the Equipment and Improvements.

          The Company shall maintain, and shall cause its Subsidiaries to maintain, the Equipment and the Improvements (as such term is defined in the Mortgages) in good operating condition and repair (ordinary wear and tear excepted), and make all necessary replacements thereto so that the value and operating efficiency thereof shall at all times be maintained and preserved. Other than those items of Equipment that constitute fixtures on the Closing Date, neither the Company nor any Subsidiary shall permit any item of Equipment to become a fixture to real estate or an accession to other Property, and such Equipment shall at all times remain personal Property.

10.6.     Insurance.

          (a) At its expense, the Company shall keep the Personal Property Collateral insured against loss or damage by fire, theft, explosion, sprinklers, and all other hazards and risks, and in such amounts, as are ordinarily insured against by other owners in similar businesses. The Company also shall maintain business interruption, public liability, product liability, and Property damage insurance relating to the Company's ownership and use of the Personal Property Collateral, as well as insurance against larceny, embezzlement, and criminal misappropriation.

          (b) At its expense, the Company shall obtain and maintain (i) insurance of the type necessary to insure the Improvements and Equipment (as such terms are defined in the Mortgages), for the full replacement cost thereof, against any loss by fire, lightning, windstorm, hail, explosion, aircraft, smoke damage, vehicle damage, elevator collision, and other risks from time to time included under "extended coverage" policies, in such amounts as the Required Holders reasonably may require, but in any event in amounts sufficient to prevent the Company from becoming a co-insurer under such policies, (ii) combined single limit bodily injury and Property damages insurance against any loss, liability, or damages on, about, or relating to each parcel of Real Property Collateral, in an amount of not less than [$_______], and (iii) insurance for such other risks as the Required Holders may require. Replacement costs, at the Required Holders' option, may be redetermined by an insurance appraiser, satisfactory to the Required Holders, not more frequently than once every 12 months at the Company's cost.

          (c) All such policies of insurance shall be in such form, with such companies, and in such amounts as may be satisfactory to the Purchasers in their reasonable determination. All insurance required herein shall be written by companies which are authorized to do insurance business in the States of Alabama and South Carolina. All hazard insurance and such other insurance as the Required Holders shall specify, shall contain a Form 438BFU (NS) mortgagee endorsement, or an equivalent endorsement satisfactory to the Purchasers, showing the Collateral Agent as loss payee thereof, as its interests may appear, and shall contain a waiver of warranties. Every policy of insurance referred to in this Section 10.6 shall contain an agreement by the insurer that it will not cancel such policy except after 30 days prior written notice to the Collateral Agent and that any loss payable thereunder shall be payable notwithstanding any act or negligence of the Company or the Collateral Agent which might, absent such agreement, result in a forfeiture of all or a part of such insurance payment and notwithstanding (i) occupancy or use of the Real Property Collateral for purposes more hazardous than permitted by the terms of such policy, (ii) any foreclosure or other action or proceeding taken by the Collateral Agent pursuant to the Mortgages upon the happening of an Event of Default, or (iii) any change in title or ownership of the Real Property Collateral. The Company shall deliver to the Collateral Agent certified copies of such policies of insurance and evidence of the payment of all premiums therefor.

          (d) Original policies or certificates thereof satisfactory to the Purchasers evidencing such insurance shall be delivered to the Collateral Agent at least 30 days prior to the expiration of the existing or preceding policies. The Company shall give the Collateral Agent prompt notice of any loss covered by such insurance, and the Collateral Agent shall have the right to adjust any loss. The Collateral Agent shall have the exclusive right to adjust all losses payable under any such insurance policies with respect to the Purchasers' Primary Collateral without any liability to the Company whatsoever in respect of such adjustments, absent gross negligence or willful misconduct on the part of Collateral Agent. Any monies received as payment for any loss under any insurance policy including the insurance policies mentioned above, to the extent it pertains to the Purchasers' Primary Collateral, shall be paid over to the Collateral Agent to be applied at the option of the Required Holders either to the prepayment of the Notes without premium, in such order or manner as the Required Holders may elect, but consistent with the terms of the Security Documents and the Intercreditor Agreement, to the extent applicable, or shall be disbursed to the Company under staged payment terms reasonably satisfactory to the Required Holders for application to the cost of repairs, replacements, or restorations. All repairs, replacements, or restorations shall be effected with reasonable promptness and shall be of a value at least equal to the value of the items or Property destroyed prior to such damage or destruction. Upon the occurrence of an Event of Default, the Required Holders shall have the right to cause the Collateral Agent to apply all prepaid premiums pertaining to insurance that relates to the Purchasers' Primary Collateral to the payment of the Notes in such order or form as the Purchasers shall determine.

          (e) The Company shall not take out separate insurance concurrent in form or contributing in the event of loss with that required to be maintained under this Section 10.6, unless the Collateral Agent is included thereon as named insured with the loss payable to the Collateral Agent, as its interests may appear, under a standard 438BFU (NS) Mortgagee endorsement, or its local equivalent. The Company immediately shall notify the Collateral Agent whenever such separate insurance is taken out, specifying the insurer thereunder and full particulars as to the policies evidencing the same, and originals of such policies immediately shall be provided to the Collateral Agent.

10.7. No Setoffs or Counterclaims.

          The Company will make payments, and will cause each of its Subsidiaries to make payments, hereunder and under the other Basic Documents by or on behalf of the Company or any of its Subsidiaries without setoff or counterclaim and free and clear of, and without deduction or withholding for or on account of, any Federal, state, or local taxes.

10.8.     Location of Equipment.

          The Company will keep, and will cause each of its Subsidiaries to keep, the Equipment only at the locations identified on Schedule H and not further remove same from the United States of America except for ordinary course relocation of Equipment between locations in the United States of America, Mexico, and Jamaica, to meet production requirements; provided, however, that the Company may amend Schedule H so long as such amendment occurs by written notice to the Purchasers not less than 10 days prior to the date on which Equipment is moved to such new location, and so long as such new location is within the United States of America (unless the Purchasers consent to removal to additional locations outside the United States of America), and so long as, at the time of such written notification (except with respect to Equipment that is to be moved outside the United States of America with the Required Holders' consent or pursuant to the provisions above that apply to certain movements of Equipment and/or Inventory to Mexico or Jamaica), the Company provides any financing statements or fixture filings necessary to perfect and continue perfected the Purchasers' security interests in such Property and also, within such 10 day period, provides to the Purchasers a Collateral Access Agreement if requested by the Collateral Agent or the Required Holders.

10.9.  Intentionally Left Blank.

          This section has been intentionally left blank.

10.10.    Leases.

          The Company will pay when due, and will cause each of its Subsidiaries to pay when due, all rents and other amounts payable under any leases to which the Company or any of its Subsidiaries is a party or by which the Properties of the Company or any of its Subsidiaries are bound, unless such payments are the subject of a Permitted Protest.

10.11.    Payment of Taxes and Claims.

          The Company will file, and will cause each of its Subsidiaries to file, all tax returns required to be filed in any jurisdiction and to pay and discharge all taxes shown to be due and payable on such returns and all other taxes, assessments, governmental charges, or levies imposed on them or any of their Properties, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent, and all claims for which sums have become due and payable that have or might become a Lien on Properties of the Company or any Subsidiary, provided that neither the Company nor any Subsidiary need pay any such tax or assessment or claims if (i) the amount, applicability or validity thereof is contested by the Company or such Subsidiary on a timely basis in good faith and in appropriate proceedings, and the Company or such Subsidiary has established adequate reserves therefor in accordance with GAAP on the books of the Company or such Subsidiary.

10.12.    Corporate Existence, etc.

          The Company will at all times preserve and keep in full force and effect its corporate existence. Subject to Section 11.3, the Company will at all times preserve and keep in full force and effect (a) the corporate existence of each of its Subsidiaries (unless merged into the Company or a Subsidiary) and
(b) all rights and franchises of the Company and its Subsidiaries, except to the extent that the failure to preserve and keep such rights and franchises in full force and effect could not, individually or in the aggregate, be reasonably expected to result in a Material Adverse Effect.

10.13.    Certain Obligations Respecting Domestic Subsidiaries.

          (a) Guarantors. The Company will take such action, and will cause each of its Domestic Subsidiaries to take such action, from time to time as shall be necessary to ensure that all Domestic Subsidiaries of the Company are "Guarantors" and "Debtors" under the Subsidiary Guaranty and Security Agreement. Without limiting the generality of the foregoing, in the event that the Company or any of its Subsidiaries shall form or acquire any new Domestic Subsidiary that shall constitute a Domestic Subsidiary hereunder, the Company and its Subsidiaries will cause such new Domestic Subsidiary to

          (i) become a "Guarantor" and "Debtor" under the Subsidiary Guaranty and Security Agreement;

          (ii) subject to the rights of Foothill under the terms of the Intercreditor Agreement, cause such Domestic Subsidiary to take such action (including, without limitation, delivering such shares of stock, executing and delivering such Uniform Commercial Code financing statements and executing and delivering mortgages or deeds of trust covering the real Property and fixtures owned or leased by such Subsidiary) as shall be necessary to create and perfect valid and enforceable first priority Liens on substantially all of the Property of such new Domestic Subsidiary as collateral security for the obligations of such new Subsidiary hereunder; and

          (iii) deliver such proof of corporate action, incumbency of officers, opinions of counsel and other documents as is consistent with those delivered by each Guarantor as the Collateral Agent or the Required Holders may reasonably request.

          (b) Ownership of Subsidiaries. The Company will, and will cause each of its Subsidiaries to, take such action from time to time as shall be necessary to ensure that each of its Subsidiaries is a Wholly Owned Subsidiary except as disclosed on Schedule F. In the event that any shares of stock shall be issued by any Subsidiary, the Company agrees, and agrees to cause each of its Subsidiaries to deliver forthwith to the Collateral Agent pursuant to the Security and Pledge Agreement or the Subsidiary Guaranty and Security Agreement, as the case may be, the certificates evidencing such shares of stock, accompanied by undated stock powers executed in blank and to take such other action as the Collateral Agent or the Required Holders shall reasonably request to perfect the security interest created therein; provided, however, that the Company shall not be required to, or to cause any of its Domestic Subsidiaries to, grant the Collateral Agent a security interest in shares of stock of any Subsidiary that is not a Domestic Subsidiary in excess of 66% of all of the outstanding shares of such Subsidiary.

10.14. Chief Executive Officer.

     The Company shall at all times cause Michael  Billingsley or another person
acceptable  to  the  Required  Holders  in  the  Required  Holders'   reasonable
discretion to be the Chief Executive Officer of the Company.

10.15.    Tax Returns.

          Upon the written request (which shall be required to be made only a single time) of any Purchaser, the Company shall deliver to such Purchaser copies of each of the Company's future Federal income tax returns, and any amendments thereto, within thirty days of the filing thereof with the Internal Revenue Service.

10.16. Fayette Facilities.

          The Company shall repay all of the IDB Indebtedness related to the Fayette Facilities on the dates scheduled for repayment.

11.  NEGATIVE COVENANTS.

     The Company covenants that so long as any of the Notes are outstanding:

11.1.     Indebtedness.

          The Company will not, nor will it permit any of its Subsidiaries to, create, incur or assume any Indebtedness unless at the date subsequent to the Effective Date that such Indebtedness is created, incurred or assumed, and after giving effect thereto and to the application of the proceeds thereof, the Interest Coverage Ratio is at least 2.50 to 1, except:

     (a) Indebtedness created hereunder and under the Guaranty and Security Agreement;

     (b) Indebtedness (including Capital Lease Obligations) set forth in Schedule C, including any extensions, renewals or replacements of any such Indebtedness;

     (c) Intentionally left blank;

     (d) Indebtedness of any Subsidiary to the Company or any other Subsidiary; and

     (e) additional Indebtedness of the Company; provided that the aggregate principal amount of Indebtedness permitted by this clause (e) shall not exceed $1,000,000 at any time outstanding.

11.2.     Liens.

          The Company will not, nor will it permit any of its Subsidiaries to, create, incur, assume, permit or suffer to exist any Lien on any Property now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect thereof, except:

          (a)  Liens created pursuant to the Security Documents;

          (b) any Lien on any Property of the Company or any of its Subsidiaries existing on the Closing Date and set forth in Schedule G; provided that (i) such Lien shall not apply to any other Property of the Company or any of its Subsidiaries and (ii) such Lien shall secure only those obligations which it secures on the date hereof;

          (c)  Permitted Encumbrances;

          (d) any Lien existing on any Property of any Person that becomes a Subsidiary after the Closing Date prior to the time such Person becomes a Subsidiary; provided that (i) such Lien is not created in contemplation of or in connection with such Person becoming a Subsidiary, (ii) such Lien shall not apply to any other Property of the Company or any Subsidiary and (iii) such Lien shall secure only those obligations which it secures on the date such Person becomes a Subsidiary;

          (e) Liens on fixed or capital assets acquired, constructed or improved by the Company or any Subsidiary; provided that (i) such security interests secure Indebtedness permitted by Section 11.1(b) or (e), (ii) such security interests and the Indebtedness secured thereby are incurred prior to or within 90 days after such acquisition or the completion of such construction or improvement, (iii) the Indebtedness secured thereby does not exceed the cost of acquiring, constructing or improving such fixed or capital assets, and (iv) such security interests shall not apply to any other Property of the Company or any Subsidiary;

          (f) Liens (other than those permitted by paragraphs (a) through (e) above) securing liabilities permitted hereunder in an aggregate amount not exceeding $250,000 at any time outstanding; and

          (g) Liens existing on the Closing Date in respect of the Indebtedness under the New Revolving Credit Agreement.

11.3.     Fundamental Changes.

          (a) Mergers and Consolidations. Except for the Permitted Combination, the Company will not, nor will it permit any of its Subsidiaries to, enter into any transaction of merger, consolidation or amalgamation other than the Permitted Combination, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution); provided that, if at the time thereof and immediately after giving effect thereto, no Default or Event of Default shall have occurred and be continuing hereunder, (i) any Subsidiary of the Company may merge into or consolidate with the Company or any Subsidiary so long as the Company is the continuing or surviving Person and has Net Worth not less than that of the Company immediately prior to the transaction, (ii) any Subsidiary of the Company may liquidate or dissolve into the Company, (iii) any Subsidiary that is a Guarantor may merge into or consolidate with another Subsidiary so long as the Subsidiary that is a Guarantor is the continuing or surviving Person, or (iv) any Subsidiary of the Company may merge into or consolidate with any Domestic Subsidiary of the Company so long as the Domestic Subsidiary is the continuing or surviving Person.

          (b) Dispositions. The Company will not, nor will it permit any of its Subsidiaries to, sell, transfer, lease or otherwise dispose of all or any part of its Property other than in a transaction constituting a Permitted Disposition; provided that, if at the time thereof and immediately after giving effect thereto no Default shall have occurred and be continuing, any Subsidiary may sell, transfer, lease or otherwise dispose of its assets to the Company or another Subsidiary that is a Guarantor.

          (c) Acquisitions. The Company will not, nor will it permit any of its Subsidiaries to, acquire any business or Property or capital stock of, or be a party to any acquisition of, any Person except:

               (i) purchases of Equipment and other Property to be sold or used in the ordinary course of the Company's business;

               (ii) Investments  permitted under Section 11.6; and

               (iii) Capital Expenditures permitted under Section 11.19 of this Agreement.

11.4.     Intentionally Left Blank.

          This subsection has intentionally been left blank.

11.5.     Lines of Business.

          The Company will continue, and will cause each Subsidiary to continue, to engage in business of the same general type as now conducted by the Company and its Subsidiaries, and will preserve, renew and keep in full force and effect, and, subject to Section 11.3(a), will cause each Subsidiary to preserve, renew and keep in full force and effect their respective corporate existence and their respective rights, privileges and franchises necessary or desirable in the normal conduct of business.

11.6. Investments.

          The Company will not, nor will it permit any of its Subsidiaries to, make or permit to remain outstanding any Investments except:

          (a) Investments (including Investments made by the Company in any of its Subsidiaries) outstanding on the Effective Date and identified in Schedule N;
          (b) the acquisition by the Company and/or one or more of its Subsidiaries of the Strathleven Interest;

          (c) operating deposit accounts with banks;

          (d) Permitted Investments;

          (e) Disposition Investments received by the Company upon a sale of Property permitted under Section 11.3(b);

          (f) loans by the Company to its employees not to exceed $250,000 in the aggregate at any one time outstanding; and

          (g) intercompany loans to the Mexican and Jamaican Subsidiaries (i) not to exceed $3,000,000 in the aggregate during any fiscal quarter of the Company and (ii) only to the extent that such loans are necessary to cover the reasonable operating expenses of such Subsidiaries.

11.7.     Restricted Payments.

          The Company will not, nor will it permit any of its Subsidiaries to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, except that so long as at the time thereof and after giving effect thereto no Default shall have occurred and be continuing:

          (a) the Company may declare and pay dividends with respect to its common stock payable solely in additional shares of its common stock; and

          (b) the Company may make a Restricted Payment of up to $200,000 to acquire the Strathleven Interest.

          Nothing herein shall be deemed to prohibit the payment of dividends by any Subsidiary of the Company to the Company or to any other Subsidiary of the Company.

11.8.     Transactions with Affiliates.

          The Company will not, nor will it permit any of its Subsidiaries to, sell, lease or otherwise transfer any Property to, or purchase, lease or otherwise acquire any Property from, or otherwise engage in any other transactions (including aircraft leases, self-insurance compensation, real estate transactions and loans and other Investments) with any of its Affiliates, except (a) transactions in the ordinary course of business at prices and on terms and conditions not less favorable to the Company or such Subsidiary than could be obtained on an arm's-length basis from unrelated third parties as determined in good faith by the Company's board of directors, (b) transactions between or among the Company and its wholly owned Subsidiaries not involving any other Affiliate, (c) transactions set forth on Schedule O hereto, (d) any Restricted Payment permitted by Section 11.7 and (e) transactions outside of the ordinary course of business not in excess of $60,000 in each case.

11.9.     Restrictive Agreements.

          The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (a) the ability of the Company or any Subsidiary to create, incur or permit to exist any Lien upon any of its Property, or (b) the ability of any Subsidiary to pay dividends or other distributions with respect to any shares of its capital stock or to make or repay loans or advances to the Company or any other Subsidiary or to Guaranty Indebtedness of the Company or any other Subsidiary; provided that
(i) the foregoing shall not apply to restrictions and conditions imposed by law or by this Agreement, (ii) the foregoing shall not apply to restrictions and conditions, if any, contained in agreements existing on the date hereof and identified on Schedule P (but shall apply to any extension or renewal of, or any amendment or modification expanding the scope of, any such restriction or condition), (iii) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary pending such sale, provided such restrictions and conditions apply only to the Subsidiary that is to be sold and such sale is permitted hereunder, (iv) clause
(a) of the foregoing shall not apply to restrictions or conditions, if any, imposed by any agreement relating to secured Indebtedness permitted by this Agreement if such restrictions or conditions apply only to the Property or assets securing such Indebtedness and (v) clause (a) of the foregoing shall not apply to customary provisions in leases and other contracts restricting the assignment thereof.

11.10. Change Name.

          The Company will not change its name, FEIN, corporate structure (within the meaning of Section 9402(7) of the Code), or identify, or add any new fictitious name.

11.11.    Prepayments and Amendments.

          (a) Except in connection with a refinancing permitted by Section 11.1, the Company will not, nor will it permit any of its Subsidiaries to, prepay (except that the Company may make prepayments to the New Revolving Lender from the proceeds of Accounts and Inventory in accordance with the terms of the new Revolving Credit Agreement) or redeem, retire, defease, purchase, or otherwise acquire any Indebtedness owing to any third person, other than the obligations under the Notes, this Agreement and the other Basic Documents; and

          (b) The Company will not, nor will permit any of its subsidiaries, to amend, modify, alter, increase, or change, directly or indirectly, any of the terms or conditions of any agreement, instrument, document, indenture, or other writing evidencing or concerning Indebtedness permitted under Section 11.1(b).

11.12. Sale or Discount of Accounts.

          The Company will not, nor will it permit any of its Subsidiaries to, sell with recourse, or discount or otherwise sell for less than the face value thereof, any of its Accounts.

11.13.    Intentionally Left Blank.

          This subsection has intentionally been left blank.

11.14.    Accounting Methods.

          The Company shall not, and shall not permit any Subsidiary to, modify or change its method of accounting or enter into, modify, or terminate any agreement currently existing, or at any time hereafter entered into with any third party accounting firm or service bureau for the preparation or storage of the Company's accounting records without said accounting firm or service bureau agreeing to provide the Collateral Agent and the Purchasers information regarding the Collateral or the Company's financial condition. The Company waives, both for itself and its Subsidiaries, the right to assert a confidential relationship, if any, it or they may have with any accounting firm or service bureau in connection with any information requested by any Purchaser or the Collateral Agent pursuant to or in accordance with this Agreement, and agrees that the Collateral Agent and each Purchaser may contact directly any such accounting firm or service bureau in order to obtain such information.

11.15.    Suspension.

     Except in connection with the Permitted Combination, the Company or any Subsidiary shall not suspend or go out of a substantial portion of its business.

11.16. Change in Location of Chief Executive Office; Inventory and Equipment with Bailees.

          The Company shall not, and shall not permit any Subsidiary to, relocate its chief executive office to a new location without providing 30 days prior notification thereof to the Collateral Agent and so long as, at the time of such written notification, the Company provides any financing statements or fixture filings necessary to perfect and continue perfected the Collateral Agent's security interests and also provides, or causes such Subsidiary to provide, to the Collateral Agent a Collateral Access Agreement (a) in the case of any Equipment stored with a bailee, warehouseman or similar party and (b) to the extent provided to the New Revolving Credit Lender with respect to such new location, in the case of Inventory stored with a bailee, warehouseman or similar party. The Equipment shall not at any time now or hereafter be stored with a bailee, warehouseman, or similar party without the Collateral Agent's prior written consent. The Purchasers consent, both for themselves and the Collateral Agent, to any bailment, warehousing or similar arrangements specifically disclosed on Schedule H.

11.17. No Prohibited Transactions Under ERISA.

          The Company shall not directly or indirectly:

          (a) engage, or permit any Subsidiary or the Company to engage, in any prohibited transaction which is reasonably likely to result in a civil penalty or excise tax described in Sections 406 of ERISA or 4975 of the IRC for which a statutory or class exemption is not available or a private exemption has not been previously obtained from the Department of Labor;

          (b) permit to exist with respect to any Benefit Plan any accumulated funding deficiency (as defined in Sections 302 of ERISA and 412 of the IRC), whether or not waived;

          (c) fail, or permit any Subsidiary of the Company to fail, to pay timely required contributions or annual installments due with respect to any waived funding deficiency to any Benefit Plan;

          (d) terminate, or permit any Subsidiary of the Company to terminate, any Benefit Plan where such event would result in any liability of the Company, any of its Subsidiaries or any ERISA Affiliate under Title IV of ERISA;

          (e) fail, or permit any Subsidiary of the Company to fail, to make any required contribution or payment to any Multiemployer Plan;

          (f) fail, or permit any Subsidiary of the Company to fail, to pay any required installment or any other payment required under Section 412 of the IRC on or before the due date for such installment or other payment;

          (g) amend, or permit any Subsidiary of the Company to amend, a Plan resulting in an increase in current liability for the plan year such that either of the Company, any Subsidiary of the Company or any ERISA Affiliate is required to provide security to such Plan under Section 401(a)(29) of the IRC; or

          (h) withdraw, or permit any Subsidiary of the Company to withdraw, from any Multiemployer Plan where such withdrawal is reasonably likely to result in any liability of any such entity under Title IV of ERISA; which, individually or in the aggregate, results in or reasonably would be expected to result in a claim against or liability of the Company, any of its Subsidiaries or any ERISA Affiliate in excess of $100,000.

11.18. Minimum Net Worth.

          The Company shall not fail to maintain Net Worth (in each case of the Company and its consolidated Subsidiaries, on a consolidated basis, in accordance with GAAP) in compliance with the following requirements: (a) as of each Net Worth Testing Date, net worth of at least the Required Net Worth Amount with respect to such date; and (b) if the Net Worth Testing Date occurs more than 12 months after the Effective Date, net worth of not less than the net worth 12 months prior to the Net Worth Testing Date minus $4,500,000.

11.19.    Capital Expenditures.

          The Company shall not make Capital Expenditures in any of the Company's fiscal years 1998, 1999 or 2000 in excess of: (a) $3,200,000 with respect to 1998; (b) $3,200,000 with respect to 1999; (c) $4,800,000 with respect to 2000; and (d) $4,800,000 with respect to 2001.

12.  EVENTS OF DEFAULT.

          An "Event of Default" shall exist if any of the following conditions or events shall occur and be continuing:
          (a) the Company defaults in the payment of any principal of or premium, if any, of any Note when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise; or

          (b) the Company defaults in the payment of any interest on any Note for more than three Business Days after the same becomes due and payable; or

          (c) the Company defaults in the performance of or compliance with any term contained in any of Section 8.2(a)(i), Section 10.6 or Section 11; or

          (d) (i) the Company fails or neglects to perform, keep, or observe any term, provision, condition, covenant, or agreement contained in Sections 8.1 (Financial Information), 8.2(a)(ii), (iii), 8.2(b) (Business Information), 10.1 (Compliance with Laws), 10.4 (Title to Equipment), 10.8 (Location of Equipment),
10.9 (Employee Benefits), 10.10 (Leases), or 10.15 (Tax Returns) of this Agreement and such failure continues for a period of 5 Business Days; (ii) the Company fails or neglects to perform, keep or observe any term, provision, condition, covenant or agreement contained in Sections 10.2 (Accounting Systems), 10.3 (Collateral Reporting), or 10.5 (Maintain the Equipment and Improvements) of this Agreement and such failure continues for a period of 15 Business Days; (iii) the Company fails or neglects to perform, keep, or observe any term, provision, condition, covenant, or agreement contained in Section
10.14 (Chief Executive Officer) and such failure or neglect continues for a period of 30 days; or (iv) the Company fails or neglects to perform, keep or observe any term, provision, condition, covenant, or agreement contained herein or in any other Basic Document (other than those referred to in paragraphs (a), (b), (c), (d), (i), (ii) and (iii) and (g) of this Section 12) and such default is not remedied within 30 days after the earlier of (i) a Responsible Officer obtaining actual knowledge of such default and (ii) the Company receiving written notice of such default from any holder of a Note or the Collateral Agent (any such written notice to be identified as a "notice of default" and to refer specifically to this paragraph (d) of Section 12), provided that the occurrence of any "event of default" under, and as defined in, any of the Basic Documents, after the expiration of any grace period in respect thereof as provided for therein, be deemed to be an Event of Default under this clause (d) (without giving effect to any grace period provided in this Section 12(d)); or

          (e) any representation or warranty made in writing by or on behalf of the Company or any Subsidiary or by any officer of the Company in this Agreement, any of the other Basic Documents or in any writing furnished in connection with the transactions contemplated hereby proves to have been false or incorrect in any material respect on the date as of which it is made; or

          (f) (i) the Company or any Subsidiary is in default (as principal or as guarantor or other surety) in the payment of any principal of or premium or make-whole amount or interest on any Indebtedness that is outstanding in an aggregate principal amount of at least $1,000,000 beyond any period of grace provided with respect thereto, or (ii) the Company or any Subsidiary is in default in the performance of or compliance with any term of any evidence of any Indebtedness in an aggregate outstanding principal amount of at least $1,000,000 or of any mortgage, indenture or other agreement relating thereto or any other condition exists, and as a consequence of such default or condition such Indebtedness has become, or has been declared (or one or more Persons are entitled to declare such Indebtedness to be), due and payable before its stated maturity or before its regularly scheduled dates of payment, or (iii) as a consequence of the occurrence or continuation of any event or condition (other than the passage of time or the right of the holder of Indebtedness to convert such Indebtedness into equity interests), (x) the Company or any Subsidiary has become obligated to purchase or repay Indebtedness before its regular maturity or before its regularly scheduled dates of payment (except by reason of a mandatory prepayment provided for in the agreements relating to such Indebtedness) in an aggregate outstanding principal amount of at least $1,000,000, or (y) one or more Persons have the right to require the Company or any Subsidiary to so purchase or repay such Indebtedness; or

          (g) any Lien created by the Security Documents shall at any time not constitute a valid and perfected Lien on the Collateral intended to be covered thereby (to the extent perfection by filing, registration, recordation or possession is required herein or therein) in favor of the Collateral Agent for the ratable benefit of the Purchasers, free and clear of all other Liens (other than Liens permitted under Section 11.2 or under the respective Security Documents), or, except for (i) expiration in accordance with its terms, (ii) as a result of a sale or other disposition of the applicable Collateral in a transaction permitted hereunder and (iii) as a result of the Collateral Agent's failure to maintain possession of any stock certificates or other instruments delivered to it under the Security Documents, any of the Security Documents shall for whatever reason be terminated or cease to be in full force and effect, or the enforceability thereof shall be contested by any Obligor; or

          (h)  there is a Material Adverse Change; or

          (i) any material portion of the Properties of any Obligor is attached, seized, subjected to a writ or distress warrant, or is levied upon, or comes into the possession of any third Person in connection with a claim of such person of $100,000 or more; or

          (j) any Obligor is enjoined, restrained, or in any way prevented by court order from continuing to conduct all or any material part of its business affairs; or

          (k) notices of Lien, levy, or assessment are filed of record with respect to any of the Properties of any Obligor which have not been cured within ten days after the Lien has been filed which (a) represent claims in an aggregate amount of in excess of $100,000 and which have priority over the security interests of the Collateral Agent in the Collateral, or (b) represent claims in an aggregate amount of in excess of $250,000 and which are junior to the security interests of the Collateral Agent in the Collateral; or

          (l)  the Confirmation Order is vacated; or

          (m) the Company makes any payment on account of Indebtedness that has been contractually subordinated in right of payment to the payment of the principal, interest, fees, expenses and any other amounts due under any of the Basic Documents, except to the extent such payment is permitted by the terms of the subordination provisions applicable to such Indebtedness; or

          (n) the Company or any Subsidiary (i) is generally not paying, or admits in writing its inability to pay, its debts as they become due, (ii) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction, (iii) makes an assignment for the benefit of its creditors, (iv) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its Property, (v) is adjudicated as insolvent or to be liquidated, or (vi) takes corporate action for the purpose of any of the foregoing; or

          (o) a court or governmental authority of competent jurisdiction enters an order appointing, without consent by the Company or any of its Subsidiaries, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its Property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of the Company or any of its Subsidiaries, or any such petition shall be filed against the Company or any of its Subsidiaries and such petition shall not be dismissed within 60 days; or

          (p) a final judgment or judgments for the payment of money aggregating in excess of $100,000 are rendered against one or more of the Company and its Subsidiaries, which judgments are not, within 30 days after entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within 30 days after the expiration of such stay; or

          (q) if (i) any Plan shall fail to satisfy the minimum funding standards of ERISA or the Code for any plan year or part thereof or a waiver of such standards or extension of any amortization period is sought or granted under section 412 of the Code, (ii) a notice of intent to terminate any Plan shall have been or is reasonably expected to be filed with the PBGC or the PBGC shall have instituted proceedings under ERISA section 4042 to terminate or appoint a trustee to administer any Plan or the PBGC shall have notified the Company or any ERISA Affiliate that a Plan may become a subject of any such proceedings, (iii) the aggregate "amount of unfunded benefit liabilities" (within the meaning of section 4001(a)(18) of ERISA) under all Plans, determined in accordance with Title IV of ERISA, shall exceed $1,000,000, (iv) the Company or any ERISA Affiliate shall have incurred or is reasonably expected to incur any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, (v) the Company or any ERISA Affiliate withdraws from any Multiemployer Plan, or (vi) the Company or any Subsidiary establishes or amends any employee welfare benefit plan that provides post-employment welfare benefits in a manner that would increase the liability of the Company or any Subsidiary thereunder.

As used in Section 12(q), the terms "employee benefit plan" and "employee welfare benefit plan" shall have the respective meanings assigned to such terms in Section 3 of ERISA.

13.  REMEDIES ON DEFAULT, ETC.

13.1.     Acceleration.

          (a) If an Event of Default with respect to the Company described in paragraph (n) or (o) of Section 12 (other than an Event of Default described in clause (i) of paragraph (n) or described in clause (vi) of paragraph (n) by virtue of the fact that such clause encompasses clause (i) of paragraph (n)) has occurred, all the Notes then outstanding shall automatically become immediately due and payable.

          (b) If any  Event of  Default  described  in  paragraph  (a) or (b) of
Section 12 has occurred and is continuing, any holder or holders of Notes at the time outstanding affected by such Event of Default may at any time, at its or their option, by notice or notices to the Company, declare all the Notes held by it or them to be immediately due and payable.

          (c) If any other Event of Default has occurred and is continuing, the Required Holders may at any time, at their option, by notice or notices to the Company, declare all the Notes then outstanding to be immediately due and payable.

          (d) Upon any Notes becoming due and payable under this Section 13.1, whether automatically or by declaration, such Notes will forthwith mature and the entire unpaid principal amount of such Notes, plus all accrued and unpaid interest thereon and the Termination Premium, shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived. The Company acknowledges, and the parties hereto agree, that each holder of a Note has the right to maintain its investment in the Notes free from repayment by the Company (except as herein specifically provided for).

13.2.     Other Remedies.

          If any Default has occurred and is continuing, and irrespective of whether any Notes have become or have been declared immediately due and payable under Section 13.1, the holder of any Note at the time outstanding may proceed to protect and enforce the rights of such holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in any Note, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise.

13.3. Rescission.

          At any time after any Notes have been declared due and payable pursuant to paragraphs (b) or (c) of Section 13.1, the holders of more than 50% in principal amount of the Notes then outstanding, by notice to the Company, may rescind and annul any such declaration and its consequences if (a) the Company has paid all overdue interest on the Notes, all principal if any, on any Note that is due and payable and is unpaid other than by reason of such declaration, and all interest on such overdue principal, and (to the extent permitted by applicable law) any overdue interest in respect of the Notes, at the Default Rate, (b) all Events of Default and Defaults, other than non-payment of amounts that have become due solely by reason of such declaration, have been cured or have been waived pursuant to Section 18.1, and (c) no judgment or decree has been entered for the payment of any monies due pursuant hereto or to the Notes. No rescission and annulment under this Section 13.3 will extend to or affect any subsequent Event of Default or Default or impair any right consequent thereon.

13.4. No Waivers or Election of Remedies, Expenses, etc.

          No course  of  dealing  and no delay on the part of any  holder of any
Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such holder's rights, powers or remedies. No right, power or remedy conferred by this Agreement or by any Note upon any holder thereof shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise. Without limiting the obligations of the Company under Section 16, the Company will pay to the Collateral Agent and the holder of each Note on demand such further amount as shall be sufficient to cover all reasonable costs and expenses of the Collateral Agent and such holder incurred in any enforcement or collection under this Section 13, including, without limitation, reasonable attorneys' fees, expenses and disbursements.

14.  REGISTRATION;   EXCHANGE; SUBSTITUTION OF NOTES.

14.1. Registration of Notes.

          The Company shall keep, or shall cause the Note Agent to keep, at its principal executive office (or, in the case of the Note Agent, at the office where it keeps such records) a register for the registration and registration of transfers of Notes. The name and address of each holder of one or more Notes, each transfer thereof and the name and address of each transferee of one or more Notes shall be registered in such register. Prior to due presentment for registration of transfer, the Person in whose name any Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes hereof, and the Company (and the Note Agent) shall not be affected by any notice or knowledge to the contrary. The Company shall give, or shall cause the Note Agent to give, to any holder of a Note that is an Institutional Investor promptly upon request therefor, a complete and correct copy of the names and addresses of all registered holders of Notes.

14.2.     Assignment and Exchange of Notes.

          Upon surrender of any Note at the principal executive office of the Company (or in the case of the Note Agent, at the office where it keeps such records) for registration of transfer or exchange (and in the case of a surrender for registration of transfer, duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder of such Note or his attorney duly authorized in writing and accompanied by the address for notices of each transferee of such Note or part thereof), the Company shall execute and deliver, or shall execute and deliver to the Note Agent for redelivery, at the Company's expense (except as provided below), one or more new Notes (as requested by the holder thereof) in exchange therefor, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note. Each such new Note shall be payable to such Person as such holder may request and shall be substantially in the form of Exhibit 1. Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon. The Company may require, or may cause the Note Agent to require, payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer of Notes. Any Purchaser may assign to one or more assignees all or a portion of its Note to any Person other than the Persons listed on Schedule P (which Schedule may be amended by the Company after the date hereof to list additional Competitors without affecting in any way the validity or enforceability of any assignment made by any Purchaser prior to the date of such amendment), provided that the amount of the Note subject to such assignment shall not be less than $1,000,000, provided further that if necessary to enable the registration of the assignment by a holder of its entire holding of Notes, one Note may be in a denomination of less than $1,000,000. Any assignee, by its acceptance of a Note registered in its name (or the name of its nominee), shall be deemed to have made the representation set forth in Section 7.

14.3. Replacement of Notes.

          Upon receipt by the Company of evidence satisfactory to it in its reasonable determination of the ownership of and the loss, theft, destruction or mutilation of any Note (which evidence shall be, in the case of an Institutional Investor, notice from such Institutional Investor of such ownership and such loss, theft, destruction or mutilation), and

          (a) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it (provided that if the holder of such Note is, or is a nominee for, an original Purchaser or another holder of a Note with a minimum net worth of at least $100,000,000, such Person's own unsecured agreement of indemnity shall be deemed to be satisfactory), or

          (b) in the case of mutilation, upon surrender and cancellation thereof,

the Company at its own expense shall execute and deliver, in lieu thereof, a new Note, dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated Note if no interest shall have been paid thereon.

15.  PAYMENTS ON NOTES.

15.1.     Place of Payment.

          Subject to Section 15.2, payments of principal and interest becoming due and payable on the Notes shall be made in New York, New York at the principal office of the Note Agent in such jurisdiction. The Company may change at any time, by notice to each holder of a Note, the place of payment of the Notes so long as such place of payment shall be either the principal office of the Company in such jurisdiction or the principal office of a bank or trust company in such jurisdiction.

15.2.     Home Office Payment.

          So long as you or your nominee shall be the holder of any Note, and notwithstanding anything contained in Section 15.1 or in such Note to the contrary, the Company will pay to you or your nominee all sums becoming due on such Note for principal and interest by the method and at the address specified for such purpose below your name in Schedule A, or by such other method or at such other address as you shall have from time to time specified to the Company for such purpose, without the presentation or surrender of such Note or the making of any notation thereon, except that upon request of the Company made concurrently with or reasonably promptly after payment or prepayment in full of any Note, you shall surrender such Note for cancellation, reasonably promptly after any such request, to the Company at its principal executive office or at the place of payment designated pursuant to Section 15.1. Prior to any sale or other disposition of any Note held by you or your nominee you will, at your election, either endorse thereon the amount of principal paid thereon and the last date to which interest has been paid thereon or surrender such Note to the Company in exchange for a new Note or Notes pursuant to Section 14.2. The Company will afford the benefits of this Section 15.2 to any Purchaser that is the direct or indirect transferee of any Note purchased by you under this Agreement and that has made the same agreement relating to such Note as you have made in this Section 15.2.

15.3.  Notification to Collateral Agent of Payment in Full.

     Each Purchaser will notify the Collateral Agent promptly after the Note Claims (as defined in the Intercreditor Agreement) relating to such Purchaser and the Notes held by such Purchaser have been paid in full.

16.  EXPENSES, ETC.

          Except as otherwise provided in the Reorganization Plan with respect to the fees and expenses of the Purchasers prior to the Effective Date, whether or not the transactions contemplated hereby are consummated, the Company will pay all costs and expenses (including reasonable attorneys' fees of a special counsel (and, if reasonably required, local or other counsel) for all of the holders of Notes) incurred by the Purchasers in connection with such transactions and in connection with any amendments, waivers or consents under or in respect of this Agreement, the Notes or the other Basic Documents (whether or not such amendment, waiver or consent becomes effective), including, without limitation: (a) the costs and expenses (including taxes, and insurance premiums) incurred in enforcing or defending (or determining whether or how to enforce or defend) any rights under this Agreement, the Notes or the other Basic Documents or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement, the Notes or the other Basic Documents, or by reason of being a holder of any Note, (b) the costs and expenses, including financial advisors' fees, incurred in connection with the insolvency or bankruptcy of the Company or any Subsidiary or in connection with any work-out or restructuring of the transactions contemplated hereby, by the Notes or by the other Basic Documents, (c) all transfers, stamp, documentary or other similar taxes, assessments or charges levied by any Governmental Authority in respect of this Agreement, the Notes or the other Basic Documents or any other document referred to herein or therein and all costs, expenses, taxes, assessments and other charges incurred in connection with any filing, registration, recording or perfection of any security interest contemplated by any Basic Document or any other document referred to therein, and (d) all costs, expenses and other charges in respect of title insurance and surveys procured with respect to the Liens created pursuant to the Security Documents. The Company will pay, and will save you and each other holder of a Note harmless from, all claims in respect of any fees, costs or expenses, if any, of brokers and finders (other than those retained by you). The Company will pay all of the costs, expenses and fees of the Collateral Agent and the Note Agent, including the reasonable fees and expenses of counsel, as provided for in the Security Documents.

16.1. Survival.

     The obligations of the Company under this Section 16 will survive the payment or transfer of any Note, the enforcement, amendment or waiver of any provision of this Agreement or the Notes, and the termination of this Agreement.

17.  SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE
     AGREEMENT.

          All representations and warranties contained herein and in the other Basic Documents shall survive the execution and delivery of this Agreement and the Notes, the purchase or transfer by you of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any subsequent holder of a Note, regardless of any investigation made at any time by or on behalf of you or any other holder of a Note. All statements contained in any certificate or other instrument delivered by or on behalf of the Company pursuant to any of the Basic Documents shall be deemed representations and warranties of the Company under this Agreement. Subject to the preceding sentence, the Basic Documents embody the entire agreement and understanding between you and the Company and supersede all prior agreements and understandings relating to the subject matter hereof.

18. AMENDMENT AND WAIVER.

18.1. Requirements.

          This Agreement and the Notes and the other Basic Documents may be amended, and the observance of any term hereof or of the Notes may be waived (either retroactively or prospectively), with (and only with) the written consent of the Company and the Required Holders, except that (a) no provision of the Intercreditor Agreement may be amended or waived except in accordance with the terms of the Intercreditor Agreement and (b) no such amendment or waiver may, without the written consent of the holder of each Note at the time outstanding affected thereby, (i) change the provisions of Section 13 relating to acceleration or rescission, change the amount or time of any prepayment or payment of principal of, or reduce the rate or change the time of payment or method of computation of interest on the Notes, (ii) change the percentage of the principal amount of the Notes the holders of which are required to consent to any such amendment or waiver, or (iii) amend any of Sections 9, 12(a), 12(b), 13, 18 or 21.

18.2. Solicitation of Holders of Notes.

          (a)   Solicitation.   The  Company   will   provide   each   Purchaser
(irrespective of the amount of Notes then owned by it) with sufficient information, sufficiently far in advance of the date a decision is required, to enable such holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof or of any of the other Basic Documents. The Company will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to the provisions of this Section 18 to each holder of outstanding Notes promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite holders of Notes.

          (b) Payment. The Company will not directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security to any holder of Notes as consideration for or as an inducement to the entering into by any holder of Notes of any waiver or amendment of any of the terms and provisions hereof unless such remuneration is concurrently paid, or security is concurrently granted, on the same terms, ratably to each holder of Notes then outstanding even if such holder did not consent to such waiver or amendment.

18.3.  Binding Effect, etc.

          Any amendment or waiver consented to as provided in this Section 18 applies equally to all holders of Notes and is binding upon them and upon each future holder of any Note and upon the Company without regard to whether such Note has been marked to indicate such amendment or waiver. No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon. No course of dealing between the Company and the holder of any Note nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any holder of such Note. As used herein, the term "this Agreement" and references thereto shall mean this Agreement as it may from time to time be amended or supplemented.

18.4.     Notes held by Company, etc.

          For the purpose of determining whether the holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Agreement, the Notes or the other Basic Documents, or have directed the taking of any action provided herein, in the Notes or the other Basic Documents to be taken upon the direction of the holders of a specified percentage of the aggregate principal amount of Notes then outstanding, Notes directly or indirectly owned by the Company or any of its Subsidiaries or any of its other Affiliates controlled by it shall be deemed not to be outstanding.

19.  NOTICES.

          All notices and communications provided for hereunder shall be in writing and sent (a) by telecopy if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), or (b) by registered or certified mail with return receipt requested (postage prepaid), or (c) by a recognized overnight delivery service (with charges prepaid).
Any such notice must be sent:

               (i) if to you or your nominee, to you or it at the address specified for such communications in Schedule A, or at such other address as you or it shall have specified to the Company in writing, or

               (ii) if to any other holder of any Note, to such holder at such address as such other holder shall have specified to the Company in writing, or

               (iii) if to the Company, to the Company at its address set forth at the beginning hereof to the attention of [____________________________], or at such other address as the Company shall have specified to the holder of each Note in writing, or

               (iv) if to the Note Agent, to the Note Agent at its address set forth on the signature pages hereof to the attention of [_______________________], or at such other address as the Note Agent shall have specified to the holder of each Note in writing, or

               (v) if to the Collateral Agent, to the Collateral Agent at its address set forth on the signature pages hereof to the attention of [_______________________], or at such other address as the Collateral Agent shall have specified to the holder of each Note in writing.

Notices under this Section 19 will be deemed given only when actually received.

20.  REPRODUCTION OF DOCUMENTS.

          This Agreement, the Basic Documents and all documents relating hereto or thereto, including, without limitation, (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by you at the Closing (except the Notes themselves), and (c) financial statements, certificates and other information previously or hereafter furnished to you, may be reproduced by you by any photographic, photostatic, microfilm, microcard, miniature photographic or other similar process and you may destroy any original document so reproduced. The Company agrees and stipulates that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by you in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence. This Section 20 shall not prohibit the Company or any other holder of Notes from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.

21.  CONFIDENTIAL INFORMATION.

          For the purposes of this Section 21, "Confidential Information" means information delivered to you by or on behalf of the Company or any Subsidiary in connection with the transactions contemplated by or otherwise pursuant to this Agreement that is proprietary in nature and that was clearly marked or labeled or otherwise adequately identified when received by you as being confidential information of the Company or such Subsidiary, provided that such term does not include information that (a) was publicly known or otherwise known to you prior to the time of such disclosure, (b) subsequently becomes publicly known through no act or omission by you or any person acting on your behalf, (c) otherwise becomes known to you other than through disclosure by the Company or any Subsidiary or (d) constitutes financial statements delivered to you under
Section 8.1 that are otherwise publicly available. You will use your best efforts to maintain the confidentiality of such Confidential Information in accordance with procedures adopted by you in good faith to protect confidential information of third parties delivered to you, provided that you may deliver or disclose Confidential Information to (i) your directors, officers, employees, agents, attorneys and affiliates (to the extent such disclosure reasonably relates to the administration of the investment represented by your Notes), (ii) your financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with the terms of this Section 21, (iii) any other holder of any Note, (iv) any Institutional Investor to which you sell or offer to sell such Note or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 21), (v) any Person from which you offer to purchase any security of the Company (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 21),
(vi) any federal or state  regulatory  authority having  jurisdiction  over you,
(vii) the National Association of Insurance Commissioners or any similar organization, or any nationally recognized rating agency that requires access to information about your investment portfolio or (viii) any other Person to which such delivery or disclosure may be necessary or appropriate (w) to effect compliance with any law, rule, regulation or order applicable to you, (x) in response to any subpoena or other legal process, (y) in connection with any litigation to which you are a party or (z) if an Event of Default has occurred and is continuing, to the extent you may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under your Notes, this Agreement and the other Basic Documents. Each Purchaser, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this
Section 21 as though it were a party to this Agreement. On reasonable request by the Company in connection with the delivery to any holder of a Note of information required to be delivered to such holder under this Agreement or requested by such holder (other than a holder that is a party to this Agreement or its nominee), such holder will enter into an agreement with the Company embodying the provisions of this Section 21.

22.  WAIVERS; INDEMNIFICATION.

22.1.     Demand; Protest; etc.

     The Company, for itself and on behalf of each of its Subsidiaries, waives demand, protest, notice of protest, notice of default or dishonor, notice of payment and nonpayment, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees at any time held by the Purchasers or the Collateral Agent on which the Company or any of its Subsidiaries may in any way be liable.

22.2.     Liability of Collateral Agent and Purchasers.

     So long as each of the Collateral Agent and the Purchasers comply with its obligations, if any, under Section 9-207 of the Uniform Commercial Code, the Company, for itself and on behalf of its Subsidiaries, agrees that neither the Collateral Agent nor any Purchaser shall be in any way or manner liable or responsible for: (a) the safekeeping of the Collateral; (b) any loss or damage thereto occurring or arising in any manner or fashion from any cause; (c) any diminution in the value thereof; or (d) any act or default of any carrier, warehouseman, bailee, forwarding agency, or other Person. All risk of loss, damage or destruction of the Collateral shall be borne by the Company and the Subsidiaries.

22.3. Indemnification.

     The Company shall pay, indemnify, defend, and hold each Purchaser, each Participant, the Collateral Agent and each of their respective officers, directors, employees, counsel, agents, and attorneys-in-fact (each, an "Indemnified person") harmless (to the fullest extent permitted by law) from and against any and all claims, demands, suits, actions, investigations, proceedings, and damages, and all reasonable attorneys fees and disbursements and other costs and expenses actually incurred in connection therewith (as and when they are incurred and irrespective of whether suit is brought), at any time asserted against, imposed upon, or incurred by any of them in connection with or as a result of or related to the execution, delivery, enforcement, performance, and administration of this Agreement and any other Basic Documents or the transactions contemplated herein, and with respect to any investigation, litigation, or proceeding related to this Agreement, and other Basic Document, or the use of the proceeds of the credit provided hereunder (irrespective of whether any Indemnified Person is a party thereto), or any act, omission, event or circumstance in any manner related thereto (all of the foregoing, collectively, the "Indemnified Liabilities"). The Company shall have no obligation to any Indemnified Person under this Section 22.3 with respect to any Indemnified Liability that a court of competent jurisdiction finally determines to have resulted from the gross negligence or willful misconduct of such Indemnified Person. This provision shall survive the termination of this Agreement and the repayment of all amounts due to the Purchasers under the Notes and the other Basic Documents.

23. SUBSTITUTION OF PURCHASER.

          You shall have the right to substitute any one of your Affiliates as the purchaser of the Notes that you have agreed to purchase hereunder, by notice to the Company, which notice shall be signed by both you and such Affiliate, shall contain such Affiliate's agreement to be bound by this Agreement and shall contain a confirmation by such Affiliate of the accuracy with respect to it of the representation set forth in Section 7. Upon receipt of such notice, wherever the word "you" is used in this Agreement (other than in this Section 22), such word shall be deemed to refer to such Affiliate in lieu of you. In the event that such Affiliate is so substituted as a purchaser hereunder and such Affiliate thereafter transfers to you all of the Notes then held by such Affiliate, upon receipt by the Company of notice of such transfer, wherever the word "you" is used in this Agreement (other than in this Section 22), such word shall no longer be deemed to refer to such Affiliate, but shall refer to you, and you shall have all the rights of an original holder of the Notes under this Agreement.

24. MISCELLANEOUS.

24.1. Successors and Assigns.

          All covenants and other agreements contained in this Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including, without limitation, any subsequent holder of a Note) whether so expressed or not.

24.2.     Payments Due on Non-Business Days.

          Anything in this Agreement or the Notes to the contrary notwithstanding, any payment of principal of or premium or interest on any Note that is due on a date other than a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day.

24.3.     Severability.

          Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

24.4. Collateral Agent.

          The Purchasers agree that the duties of the Collateral Agent shall be governed solely by the Agency Agreement, except as otherwise expressly set forth herein. Notwithstanding any provision contained in this Agreement or any Security Document, the Collateral Agent shall not be required to make any determination or to take any action hereunder or thereunder unless it shall have received timely instructions from the Required Holders.

24.5. Construction.

          Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

24.6. Counterparts.

          This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

24.7. Governing Law; Jurisdiction; Consent to Service of Process.

          (a) This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

          (b) The Company hereby irrevocably and unconditionally submits, for itself and its Property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any Purchaser may otherwise have to bring any action or proceeding relating to this Agreement in the courts of any other jurisdiction.

          (c) The Company hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (b) of this Section 24.7. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
          (d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 19. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

24.8.     Waiver of Jury Trial.

          EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THE BASIC DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 24.8.
                      *    *    *    *    *

          If you are in agreement with the foregoing, please sign the form of agreement on the accompanying counterpart of this Agreement and return it to the Company, whereupon the foregoing shall become a binding agreement between you and the Company.
                              Very truly yours,
                              ONEITA INDUSTRIES, INC.
                              By
                                Title:
The foregoing is hereby
agreed to as of the
date thereof.
PURCHASERS:
ALBERT FRIED & CO. L.L.C.
40 Exchange Place
New York, NY  10005
By:  ____________________________
   Title:
FOOTHILL CAPITAL CORP.
11111 Santa Monica Boulevard
Los Angeles, CA  90025
By:  _____________________________
   Title:
UBS MORTGAGE FINANCE INC.
299 Park Avenue
New York, NY  10171
By:  ____________________________
   Title:
LAZARD FRERES & CO., L.L.P.
30 Rockefeller Plaza
60th Floor
New York, NY  10020
By:  _____________________________
   Title:
THE PRUDENTIAL INSURANCE
   COMPANY OF AMERICA
100 Mulberry Street
Newark, NJ 07102
By:  ___________________________
   Title:
NOTE AGENT:
Accepted subject to the terms of
the Agency Agreement:
IBJ SCHRODER BANK & TRUST COMPANY,
   as Note Agent One State Street, 11th Floor
New York, New York  10004
By:   ____________________________
   Title:

                                                        EXHIBIT 1

                             ONEITA INDUSTRIES, INC.
                        12% SENIOR SECURED NOTE DUE 2001

No. [_____]                                                               [Date]
$[_______]                                                   PPN[______________]

     FOR VALUE RECEIVED, the undersigned, ONEITA INDUSTRIES, INC. (herein called the "Company"), a corporation organized and existing under the laws of the State of Delaware, hereby promises to pay to [ ], or its registered assigns, the principal sum of [ ] DOLLARS (or so much thereof as shall not have been prepaid) on [ , ], with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance thereof at the rate of 12% per annum from the date hereof, payable monthly, on the [___] day of [__________] and [_________] in each year, commencing with the [_________] or [_________] next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) following the occurrence of an Event of Default (as defined in the Note Purchase Agreement), the unpaid balance thereof and all other unpaid amounts at the rate of 13 1/2% per annum in accordance with the terms of the Note Purchase Agreement, payable monthly as aforesaid (or, at the option of the registered holder hereof, on demand).

          Payments of principal of and interest on this Note are to be made in lawful money of the United States of America at the principal office of IBJ Schroder Bank & Trust Company in New York, New York or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement referred to below.

          This Note is one of a series of Senior Secured Notes (herein called the "Notes") issued pursuant to a Note Purchase Agreement, dated as of [_______], 1998 (as from time to time amended, the "Note Purchase Agreement"), between the Company and the Purchasers named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, (i) to have agreed to the confidentiality provisions set forth in
Section 21 of the Note Purchase Agreement and (ii) to have made the representation set forth in Section 7 of the Note Purchase Agreement.

          This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder's attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this
Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

          The Company will make required prepayments of principal on the dates and in the amounts specified in the Note Purchase Agreement. This Note is also subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement, but not otherwise.

          This Note is secured by the Collateral as defined and provided for in the Security Documents (as defined in the Note Purchase Agreement).

          If an Event of Default, as defined in the Note Purchase Agreement, occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price and with the effect provided in the Note Purchase Agreement.

          This Note shall be construed and enforced in accordance with the laws of the State of New York.
                                   ONEITA INDUSTRIES, INC.

                                   By_________________________
                                       Title:

                                                       SCHEDULE A

                       INFORMATION RELATING TO PURCHASERS

                                                 Principal Amount of
Name and Address of Purchaser                   Notes to be Purchased
(A)Albert Fried & Co. L.L.C.
   40 Exchange Place
   New York, NY  10005                                     $

   (1) All payments by wire transfer
       of immediately available
       funds to:
       with sufficient information
       to identify the source and
       application of such funds.

   (2) All notices of payments and
       written confirmations of such
       wire transfers:
       Mr. Albert Fried, Jr.
       Facsimile:  212-422-7282

   (3) All other communications:
       Mr. Albert Fried, Jr.
       Facsimile:  212-422-7282

(B)UBS Mortgage Finance, Inc.
   299 Park Avenue
   New York, NY  10171                                     $

   (1) All payments by wire transfer
       of immediately available
       funds to:
       with sufficient information
       to identify the source and
       application of such funds.

   (2) All notices of payments and
       written confirmations of such
       wire transfers:
       Mr. Gregory T. Hradsky
       Facsimile:  212-821-6299
       All other communications:
       Mr. Gregory T. Hradsky
       Facsimile:  212-821-6299

(C)The Foothill Group, Inc.
   11111 Santa Monica Boulevard
   Los Angeles, CA  90025                                  $

   (1) All payments by wire transfer
       of immediately available
       funds to:
       with sufficient information
       to identify the source and
       application of such funds.

   (2) All notices of payments and
       written confirmations of such
       wire transfers:
       Ms. Karen Sandler
       Facsimile:  310-478-8785
       All other communications:
       Ms. Karen Sandler
       Facsimile:  310-478-8785

(D) Lazard Freres & Co., L.L.C.
   30 Rockefeller Plaza
   60th Floor
   New York, NY  10020                                     $

   (1) All payments by wire transfer
       of immediately available funds to:
       with sufficient information
       to identify the source and
       application of such funds.

   (2) All notices of payments and
       written confirmations of such
       wire transfers:
       Mr. Robert Patterson
       Facsimile:  212-632-6631
       All other communications:
       Mr. Robert Patterson
       Facsimile:  212-632-6631

(E) The Prudential Insurance Company of America
   c/o Prudential Capital Group
   Four Gateway Center
   100 Mulberry Street
   Newark, New Jersey  07102                               $

   (1) All payments by wire transfer
       of immediately available funds to:
       Account No. 890-0304-391
       The Bank of New York
       New York, New York
       Prudential Managed Account
       (ABA No.:  021-000-018)

each such wire transfer shall set forth the name of the Company, a reference to "12% Senior Secured Notes due ______, 2001, Security No. __________", and the due date and application (as among principal, interest and premium) of the payment being made.

   (2) All notices of payments and
       written confirmations of such
       wire transfers:
       Attention:  Investment Operations Group
       (Attention:  Manager)
       All other communications:
       Mr. Ric Abel
       Facsimile:  973-802-2333

                                                                      SCHEDULE B
                                  DEFINED TERMS

          As used herein, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term:

          "Accounts" means all currently existing and hereafter arising accounts, contracts rights, and all other forms of obligations owing to the Company or any of its Subsidiaries arising out of the sale or lease of goods or the rendition of services by the Company, or such Subsidiary, as the case may be, irrespective of whether earned by performance, and any and all credit insurance, guaranties, or security therefor.

          "Additional Notes" means the 12% Senior Secured Notes due ______, 2001 issued by the Company in satisfaction of its obligation to pay interest on the Notes , to the extent permitted under this Agreement.

          "Affiliate" means, at any time, and with respect to any Person other than a Purchaser that is a signatory to this Agreement, (a) any other Person that at such time directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, such first Person, and (b) any Person beneficially owning or holding, directly or indirectly, 10% or more of any class of voting or equity interests of the Company or any Subsidiary or any corporation of which the Company and its Subsidiaries beneficially own or hold, in the aggregate, directly or indirectly, 10% or more of any class of voting or equity interests.

     "Agency  Agreement" means an Agency Agreement  substantially in the form of
Exhibit 6 between IBJ, as Note Agent and Collateral Agent, and the Purchasers.

     "Availability" has the meaning set forth in the New Revolving Credit Agreement.

     "Average Available Cash" means, for any calendar month, an amount equal to the sum of (i) the average daily aggregate Availability and Supplemental Availability (taking into account the Borrowing Base) plus (ii) the average daily amount of the Company's cash and cash equivalents.

     "Bankruptcy Code" means the Bankruptcy Reform Act of 1978, as heretofore and hereafter amended, and codified as 11 U.S.C. Sections 101 et seq.

     "Base Net Worth" means the greater of (a) $1,000,000, and (b) the Net Worth of the Company and its Subsidiaries, on a consolidated basis, on the Net Worth Covenant Commencement Date.

     "Basic Documents" means, collectively, this Agreement, the Notes, the Security Documents, all UCC-1 financing statements and other instruments of perfection executed in connection therewith and all other documents and instruments relating to, guaranteeing or securing the obligations of the Company hereunder and under the Notes, as the same may be amended, restated, supplemented or otherwise made from time to time.

     "Borrowing Base" has the meaning set forth in the New Revolving Credit Agreement.

     "Business Day" means any day other than a Saturday, a Sunday or a day on which commercial banks in New York are required or authorized to be closed.

     "Capital Expenditures" means, for any period, expenditures, whether paid in cash or accrued as a liability (including the aggregate amount of Capital Lease Obligations incurred during such period) made by the Company or any of its
Subsidiaries to acquire or construct fixed assets, plant and equipment (including renewals, improvements and replacements, but excluding repairs) during such period computed in accordance with GAAP.

     "Capital Lease Obligations" of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal Property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

     "Change of Control" shall be deemed to have occurred at such time as a "person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934) other than any of the Purchasers or any Affiliate of any of the Purchasers becomes the "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934), directly or indirectly, of more than 50% of the total voting power of all classes of stock of the Company then outstanding and entitled to vote in the election of directors. The Permitted Combination shall not constitute a Change of Control.

     "Class 2 Claims" shall have the meaning given to such term in the Reorganization Plan.

     "Closing" has the meaning set forth in Section 3.

     "Closing Date" means the date on which the conditions specified in Section 5 are satisfied (or waived in accordance with Section 18).

     "Code" means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.

     "Collateral" means the Property of the Obligors subject to the Liens granted under the Security Documents to the Collateral Agent for the ratable benefit of the Purchasers.

     "Collateral Access Agreement" means a landlord waiver, mortgagee waiver, bailee letter, or acknowledgement agreement of any warehouseman, processor, lessor, consignee, or other Person in possession of, having a Lien upon, or having rights or interests in the Equipment or Inventory, in each case, in form and substance satisfactory to the Purchasers.

     "Collateral Agent" means IBJ, in its capacity as Collateral Agent under the Security Documents.

     "Company" means Oneita Industries, Inc., a Delaware corporation.

     "Competitor" means any Person other than a "Qualified Institutional Buyer" as such term is used in Rule 144A of the Securities Act with whom the Company competes in its lines of business.

     "Confidential Information" is defined in Section 21.

          "Confirmation Order" means an order of the Court confirming the Reorganization Plan under Section 1129 of the Bankruptcy Code, which order shall be in full force and effect and shall not have been stayed, reversed or modified.
          "Consolidated Assets" means, at any time, the total assets of the Company and its Subsidiaries which would be shown as assets on a consolidated balance sheet of the Company and its Subsidiaries as of such time prepared in accordance with GAAP, after eliminating all amounts properly attributable to minority interests, if any, in the stock and surplus of Subsidiaries.

          "Consolidated  Net Income" means the net income of the Company and its
Subsidiaries,   determined  on  a  consolidated  basis  without  duplication  in accordance with GAAP, excluding:

           (a)  the proceeds of any life insurance policy;
           (b) any net gain or loss arising from (1) the sale or other disposition of any Property (other than current assets) to the extent that the aggregate amount of the gain exceeds the aggregate amount of losses from the sale, abandonment or other disposition of Property (other than current assets), (2) any write-up of assets, or (3) the acquisition of outstanding Indebtedness securities of the Company or any Subsidiary;
           (c) any net amount representing any interest in the undistributed earnings of any other Person (other than a Subsidiary);
           (d) any net earnings, prior to the date of acquisition, of any Person acquired in any manner, and any earnings of any Subsidiary accrued prior to becoming a Subsidiary;
           (e) any net deferred credit (or amortization of a deferred credit) arising from the acquisition of any Person;
           (f) any net earnings denominated in any currency which is not fully convertible into Dollars, provided that any net earnings excluded pursuant to this clause (G) may be included in the year in which they are actually converted into Dollars;
           (g) any net gain arising from the termination of a Plan; and (h) any portion of the net income of any Subsidiary which for any reason is unavailable for payment of dividends to the Company.

     "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. "Controlling" and "Controlled" have meanings correlative thereto.

     "Court" means the United States Bankruptcy Court for the District of Delaware.

     "Default" means an event or condition the occurrence or existence of which would, with the lapse of time or the giving of notice or both, become an Event of Default.

     "Default Rate" means the rate of 13 1/2% per annum.

     "Deposit Account Security Agreement" means the Deposit Account Security Agreement between the Company and the Collateral Agent substantially in the form of Exhibit 15.

     "Disclosure Statement" shall mean the Disclosure Statement filed by the Company with the Court on January __, 1998, as the same may be amended, supplemented or otherwise modified (except for Immaterial Changes).

     "Disposition" means any sale, assignment, transfer or other disposition of any Property (whether now owned or hereafter acquired) by the Company or any of its Subsidiaries to any other Person.

     "Disposition Investment" means, with respect to any Disposition, any promissory notes or other evidences of Indebtedness or Investments received by the Company or any of its Subsidiaries in connection with such Disposition.

     "dollars" or "$" refers to lawful money of the United States of America.

     "Domestic Subsidiary" means any Subsidiary of the Company organized under the laws of the United States of America or any State thereof.

     "EBITDA" means, for any period, Consolidated Net Income plus all amounts deducted in computing such Consolidated Net Income on account of Interest Expense, taxes, amortization of intangibles and depreciation.

     "EBITDA Requirement" shall mean, with respect to any period of 12 full consecutive calendar months immediately preceding the month during which the Company proposes to pay interest on the unpaid principal on the Notes by the issuance of Additional Notes, EBITDA equal to or greater than $6,000,000, determined in accordance with GAAP.

     "Effective Date" means the "effective date" of the Reorganization Plan, as defined therein.

     "Environmental Laws" means any and all federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including but not limited to those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

     "Environmental Liability" means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties, legal and expert fees or indemnities, and including any Lien filed against any of the Real Property Collateral or any part thereof in favor of any governmental entity), of the Company or any Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

     "Equipment" means all of the Company's and each of its Domestic Subsidiaries' present and hereafter acquired machinery, machine tools, motors, equipment, furniture, furnishings, fixtures, vehicles (including motor vehicles and trailers), tools, parts, goods (other than consumer goods, farm products, or Inventory), wherever located, including all attachments, accessories, accessions, replacements, substitutions, additions, and improvements to any of the foregoing.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

     "ERISA Affiliate" means any trade or business (whether or not incorporated) that is treated as a single employer together with the Company under section 414 of the Code.

     "ERISA Event" means (a) a Reportable Event with respect to any Plan or Multiemployer Plan, (b) the withdrawal of the Company, any of its Subsidiaries or ERISA Affiliates from a Benefit Plan during a plan year in which it was a "substantial employer" (as defined in Section 4001(a)(2) of ERISA), (c) the providing of notice of intent to terminate a Benefit Plan in a distress termination (as described in Section 4041(c) of ERISA), (d) the institution by the PBGC of proceedings to terminate a Benefit Plan or Multiemployer Plan, (e) any event or condition (i) that provides a basis under Section 4042(a)(1), (2), or (3) of ERISA for the termination of, or the appointment of a trustee to administer, any Benefit Plan or Multiemployer Plan, or (ii) that may result in termination of a Multiemployer Plan pursuant to Section 4041A of ERISA, (f) the partial or complete withdrawal within the meaning of Sections 4203 and 4205 of ERISA, of the Company, any of its Subsidiaries or ERISA Affiliates from a Multiemployer Plan, or (g) providing any security to any Plan under Section 401(a)(29) of the IRC by the Company or its Subsidiaries or any of their ERISA Affiliates.

     "Event of Default" is defined in Section 12.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Excluded Assets" means the Property of the Company and its Subsidiaries identified on Schedule R.

     "Existing Notes" means the Existing Revolving Notes and the Existing Prudential Note.

     "Existing Prudential Documents" means the Existing Prudential Note, the Note Agreement dated as of December 20, 1988 between the Company and Prudential, as amended prior to the Petition Date, and all of the related security agreements, instruments and other documents executed and delivered by the parties in connection therewith.

     "Existing Prudential Note" means the promissory note executed and delivered by the Company pursuant to that certain Note Agreement dated as of December 20, 1988 between the Company and Prudential, as amended prior to the Petition Date.

     "Existing Revolving Credit Agreement" means that certain Revolving Credit Agreement, dated as of January 26, 1996, as amended prior to the Petition Date, by and among the Company and the institutions signatory thereto.

     "Existing Revolving Credit Documents" means the Existing Revolving Credit Agreement, the Existing Revolving Credit Notes and all of the security agreements, instruments, the and other documents executed and delivered by the parties in connection therewith.

     "Existing Revolving Notes" means, collectively, the promissory notes executed and delivered by the Company to the institutions party to the Existing Revolving Credit Agreement.

     "Fair Market Value" means, at any time and with respect to any Property, the sale value of such Property that would be realized in an arm's-length sale at such time between an informed and willing buyer and an informed and willing seller (neither being under a compulsion to buy or sell).

     "Fayette Facilities" means the apparel and textile plants operated by the Company in Fayette, Alabama.

     "FEIN" means Federal Employer Identification Number.

     "Foothill" means Foothill Capital Corporation, a California corporation.

     "Foothill Subordinated Note" means the 10% Subordinated Promissory Note due 2008 substantially in the form of Exhibit 7 issued by the Company to Foothill.

     "GAAP" means generally accepted accounting principles as in effect from time to time in the United States of America.

     "Governmental Authority" means

           (a) the government of

               (i) the United States of America or any State or other political subdivision thereof, or

               (ii) any  jurisdiction  in which the  Company  or any  Subsidiary
          conducts  all  or  any  part  of  its   business,   or  which  asserts
          jurisdiction over any properties of the Company or any Subsidiary, or


           (b)  any  entity   exercising   executive,   legislative,   judicial,
     regulatory or administrative functions of, or pertaining to, any such government.

          "Guaranty" means, with respect to any Person, any obligation (except the endorsement in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing or in effect guaranteeing any Indebtedness, dividend or other obligation of any other Person in any manner, whether directly or indirectly, including (without limitation) obligations incurred through an agreement, contingent or otherwise, by such Person:

          (a) to purchase such Indebtedness or obligation or any Property constituting security therefor;

           (b) to advance or supply funds (i) for the purchase or payment of such indebtedness or obligation, or (ii) to maintain any working capital or other balance sheet condition or any income statement condition of any other Person or otherwise to advance or make available funds for the purchase or payment of such Indebtedness or obligation;

           (c) to lease Properties or to purchase Properties or services primarily for the purpose of assuring the owner of such indebtedness or obligation of the ability of any other Person to make payment of the Indebtedness or obligation; or

           (d) otherwise to assure the owner of such Indebtedness or obligation against loss in respect thereof.

In any computation of the Indebtedness or other liabilities of the obligor under any Guaranty, the Indebtedness or other obligations that are the subject of such Guaranty shall be assumed to be direct obligations of such obligor.

          "Guaranty Assumption Agreement" means a Guaranty Assumption Agreement substantially in the form of Exhibit 10 by any Subsidiary that pursuant to
Section 10.13 is required to become a "Guarantor" in favor of the Collateral Agent.

          "Hazardous Material" means any and all pollutants, petroleum products, toxic or hazardous wastes or any other substances including Hazardous Substances (as defined by CERCLA) that might pose a hazard to health or safety, the removal of which may be required or give rise to liability or the generation, manufacture, refining, production, processing, treatment, storage, handling, transportation, transfer, use, disposal, release, discharge, spillage, seepage, or filtration of which is or shall be restricted, prohibited or penalized by any applicable law (including, without limitation, asbestos, urea formaldehyde foam insulation and polychlorinated biphenyls).

          "holder" means, with respect to any Note, the Person in whose name such Note is registered in the register maintained by the Note Agent pursuant to
Section 14.1.

          "IBJ" means IBJ Schroder Bank & Trust Company.

          "IDB Indebtedness" means Indebtedness of the Company arising in connection with its transactions with The Industrial Development Board of The City of Fayette, Alabama.

          "Immaterial Changes" shall mean, when used with respect to any motion, order, stipulation, document, instrument or other writing, changes to the most recent draft thereof distributed to the holders of Class 2 Claims and their special counsel which, individually and in the aggregate, shall have been determined in the reasonable judgment of the Majority Holders, acting in good faith, not to be materially adverse to the interests of the holders of the Class 2 Claims; provided that a modification or amendment that results in other than uniform treatment of all Class 2 Claims may in no event be determined to be an "Immaterial Change".

          "Indebtedness" with respect to any Person means, at any time, without duplication,

          (a) its liabilities for borrowed money and its redemption obligations in respect of mandatorily redeemable Preferred Stock;

           (b) its liabilities for the deferred purchase price of Property acquired by such Person (excluding accounts payable arising in the ordinary course of business but including all liabilities created or arising under any conditional sale or other title retention agreement with respect to any such Property);

           (c) all Capital Lease Obligations;

           (d) all liabilities for borrowed money secured by any Lien with respect to any Property owned by such Person (whether or not it has assumed or otherwise become liable for such liabilities);

           (e) all its liabilities in respect of letters of credit or instruments serving a similar function issued or accepted for its account by banks and other financial institutions (whether or not representing obligations for borrowed money);

           (f) Swaps of such Person; and

           (g) any Guaranty of such Person with respect to liabilities of a type described in any of clauses (a) through (f) hereof.

Indebtedness of any Person shall include all obligations of such Person of the character described in clauses (a) through (g) to the extent such Person remains legally liable in respect thereof notwithstanding that any such obligation is deemed to be extinguished under GAAP.

          "Institutional  Investor" means (a) any original  purchaser of a Note,
(b) any holder of a Note holding more than 5% of the aggregate principal amount of the Notes then outstanding, and (c) any bank, trust company, savings and loan association or other financial institution, any pension plan, any investment company, any insurance company, any broker or dealer, or any other similar financial institution or entity, regardless of legal form.

          "Intercreditor    Agreement"   means   an   Intercreditor    Agreement
substantially in the form of Exhibit 10 between IBJ, as Note Agent and Collateral Agent, the Purchasers and the New Revolving Lender.

          "Interest Coverage Ratio" means, as at any date of determination thereof, the ratio of (a) EBITDA for the period of four fiscal quarters ending on, or most recently ended prior to, such date to (b) Interest Expense for such period.

          "Interest Expense" means, for any period, the sum, for the Company and its Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP), of all interest in respect of Indebtedness (including, without limitation, the interest component of any payments in respect of Capital Lease Obligations) accrued or capitalized during such period (whether or not actually paid during such period) but excluding the amortization of loan costs charged to interest expense.

          Notwithstanding the foregoing, (i) if during any period for which Interest Expense is being determined the Company shall have consummated any Disposition then, for all purposes of this Agreement, Interest Expense shall be determined on a pro forma basis as if such Disposition had been made or consummated (and any Indebtedness repaid as a result of such Disposition had been incurred or repaid) on the first day of such period and (ii) if as at any date (a "calculation date") fewer than four complete consecutive fiscal quarters have elapsed subsequent to the Closing Date, Interest Expense shall be calculated only for the portion of such period commencing on the Closing Date and ending on the calculation date, and then shall be annualized by multiplying the amount of such Interest Expense by a fraction, the numerator of which is 365 and the denominator of which is the number of days during the period commencing on the day immediately following the Closing Date through and including the calculation date.

          "Inventory" means all present and future inventory in which the Company has any interest, including goods held for sale or lease or to be furnished under a contract of service and all of the Company's present and future raw materials, work in process, finished goods, and packing and shipping materials, wherever located.

          "Investment" means, for any Person: (a) the acquisition (whether for cash, Property, services or securities or otherwise) of capital stock, bonds, notes, debentures, partnership or other ownership interests or other securities of any other Person or any agreement to make any such acquisition (including, without limitation, any "short sale" or any sale of any securities at a time when such securities are not owned by the Person entering into such sale); (b) the making of any deposit with, or advance, loan or other extension of credit to, any other Person (including the purchase of Property from another Person subject to an understanding or agreement, contingent or otherwise, to resell such Property to such Person), but excluding any such advance, loan or extension of credit having a term not exceeding 90 days arising in connection with the sale of programming or advertising time by such Person in the ordinary course of business; (c) the entering into of any Guaranty of, or other contingent obligation with respect to, Indebtedness or other liability of any other Person and (without duplication) any amount committed to be advanced, lent or extended to such Person.

          "Kinston" means Oneita-Kinston Corp.

          "Lien" means, with respect to any Person, any mortgage, lien, pledge, charge, security interest or other encumbrance, or any interest or title of any vendor, lessor, lender or other secured party to or of such Person under any conditional sale or other title retention agreement or Capital Lease, upon or with respect to any Property or asset of such Person (including in the case of stock, stockholder agreements, voting trust agreements and all similar arrangements).

          "Majority Holders" shall mean, (a) Persons holding at least 51% in the aggregate principal amount of all Class 2 Claims and (b) Persons (other than Foothill and its Affiliates) holding at least 41% in the aggregate principal amount of all Class 2 Claims.

          "Material" means material in relation to the business, operations, affairs, financial condition, assets, Properties, or prospects of the Company and its Subsidiaries taken as a whole.

          "Material Adverse Change" means (a) a material adverse change in the business, prospects, operations, results of operations, assets, liabilities or condition (financial or otherwise) of the Company and its consolidated Subsidiaries, on a consolidated basis, occurring after the Closing Date, (b) the material impairment of the ability of the Company and its consolidated Subsidiaries, on a consolidated basis, to perform their obligations under the Basic Documents to which they are a party or of the Purchasers or the Collateral Agent to enforce the obligations of the Obligors under the Basic Documents or realize upon the Collateral, occurring after the Closing Date, or (c) a material impairment of the priority of the Collateral Agent's Liens with respect to the Collateral. The foregoing notwithstanding, if the Company's consolidated financial results of operations and financial condition are in substantial compliance with the projections of the Company most recently furnished to the Purchasers prior to the Petition Date (as described in a letter from the Company to the Purchasers dated January 20, 1998), then such financial results of operations and financial condition shall not be considered as factors by the Purchasers in determining whether a Material Adverse Change has occurred, and shall not be relevant to such determination.

     "Material Adverse Effect" means a material adverse effect on (a) the business, operations, affairs, financial condition, assets or properties of the Company and its Subsidiaries taken as a whole, or (b) the ability of the Company or any of its Subsidiaries to perform its obligations under this Agreement, the Notes or any of the other Basic Documents or (c) the validity or enforceability of this Agreement, the Notes, or any of the other Basic Documents.

     "Mortgage" means one or more Mortgage(s) executed by the Company and the Subsidiaries covering the Real Property Collateral, including the real Property and leasehold interests identified on Schedule E hereto.

     "Multiemployer Plan" means any Plan that is a "multiemployer plan" (as such term is defined in section 4001(a)(3) of ERISA).

     "Net Cash Proceeds" means the aggregate amount of all cash payments received by the Company and its Subsidiaries directly or indirectly in connection with any Disposition, whether at the time of such Disposition or after such Disposition under deferred payment arrangements or Investments entered into or received in connection with such Disposition (including, without limitation, Disposition Investments); provided, that

            (a) Net Cash Proceeds of any Disposition shall be net of (i) the amount of any legal, title and recording tax expenses, commissions and other fees and expenses paid by the Company and its Subsidiaries in connection with such Disposition and (ii) any Federal, state and local income or other taxes estimated to be payable by the Company and its Subsidiaries as a result of such Disposition (but only to the extent that such estimated taxes are in fact paid to the relevant Federal, state or local governmental authority within three months of the date of such Disposition); and

            (b) Net Cash Proceeds of any Disposition shall be net of any repayments by the Company or any of its Subsidiaries of Indebtedness to the extent that (i) such Indebtedness is secured by a Lien on the Property that is the subject of such Disposition and (ii) the transferee of (or holder of a Lien on) such Property requires that such Indebtedness be repaid as a condition to the purchase of such Property.

     "Net Worth" means total stockholders' equity determined in accordance with GAAP.

     "Net Worth Covenant Commencement Date" means, if the Effective Date is the last day of a fiscal month of the Company, the Effective Date, or, otherwise, the first day to occur after the Effective Date that is the last day of a fiscal month of the Company.

     "Net Worth Testing Dates" means the last day of each fiscal quarter of the Company, commencing with the first such date to occur on or after the Closing Date (which dates, as of the Closing Date, are the last days of each March, June, September, and December ending on or after the Closing Date).

     "New Common" means the shares of new common stock to be issued by the Company pursuant to the Reorganization Plan.

     "New Revolving Credit Agreement" means that certain Revolving Credit Agreement substantially in the form of Exhibit 11 by and among the Company and the New Revolving Credit Lender.

     "New Revolving Credit Lender" means Foothill in its capacity as a party to the New Revolving Credit Agreement.

     "Non-Excluded Assets" means any Property of the Obligors other than (i) Excluded Assets and (ii) subject to Section 11.12, Accounts and Inventory of any Obligor.

     "Notes" mean the 12% Senior Secured Notes due 2001 issued by the Company to the Purchasers, including Additional Notes.

     "Note Agent" means IBJ, in its capacity as Note Agent under this Agreement.

     "Obligor" means, collectively, the Company, each Guarantor and any other Subsidiary that is a party to any of the Basic Documents.

     "Officer's Certificate" means a certificate of a Senior Financial Officer or of any other officer of the Company whose responsibilities extend to the subject matter of such certificate.

     "Original Principal Amount" means $37,500,000.

     "PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA or any successor thereto.

     "Permitted Combination" means either (a) the merger of Kinston with and into the Company, with the Company as the surviving corporation, or (b) the dissolution of Kinston and transfer of all its assets to the Company (subject to the Liens of the Collateral Agent in such assets).

     "Permitted Disposition" means any Disposition by any Obligor of (a) any Inventory sold or disposed of in the ordinary course of business and on ordinary business terms or, if otherwise disposed of, only if ten days' prior notice of such disposition in reasonable detail shall have been furnished to the Collateral Agent and the Purchasers, (b) any Disposition of Excluded Assets and
(c) any Disposition of obsolete or worn-out Equipment in the ordinary course of business.

     "Permitted Encumbrances" means:

           (a) Liens imposed by law for taxes that are not yet due or are being contested in compliance with Section 10.11;

           (b) carriers', warehousemen's, mechanics', materialmen's, repairmen's and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 60 days or are being contested in compliance with Section 10.11;

           (c) pledges and deposits made in the ordinary course of business in compliance with workers' compensation, unemployment insurance and other social security laws or regulations;

           (d) deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;

           (e) judgment liens in respect of judgments that do not constitute an Event of Default under Section 12(l); and

           (f) easements, zoning restrictions, rights-of-way and similar encumbrances on real Property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected Property or interfere with the ordinary conduct of business of the Company or any Subsidiary.

          "Permitted Investments" means:

           (a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of acquisition thereof;

           (b) investments in commercial paper maturing within 365 days from the date of acquisition thereof and having, at such date of acquisition, the highest credit rating obtainable from Standard & Poor's Ratings Group or Moody's Investors Services, Inc.;

           (c) investments in certificates of deposit, banker's acceptances and time deposits maturing within 365 days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof which has a combined capital and surplus and undivided profits of not less than $500,000,000; and

           (d) fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) of this definition and entered into with a financial institution satisfying the criteria described in clause (c) of this definition.

     "Permitted Protest" means the right of the Company and its Subsidiaries to protest any Lien other than any such Lien that secures the obligations under the Notes or the other basic Documents, tax (other than payroll taxes or taxes that are the subject of a United States federal tax lien), or rental payment, provided that (a) a reserve with respect to such obligations is established on the books of the Company in an amount that is reasonably satisfactory to the Purchasers, (b) any such protest is instituted and diligently prosecuted by the Company or its Subsidiaries in good faith, and (c) the Purchasers are satisfied that, while any such protest is pending, there will be no impairment of the enforceability, validity, or priority of any of the Liens of the Collateral Agent in and to the Collateral.

     "Person" means an individual,  partnership,  corporation,  company, limited
liability  company,  association,   trust,  unincorporated  organization,  or  a
government or agency or political subdivision thereof.

     "Personal Property Collateral" means all Collateral other than the Real Property Collateral.

     "Petition Date" means January __, 1998.

     "Plan" means an "employee benefit plan" (as defined in section 3(3) of ERISA) that is or, within the preceding five years, has been established or maintained, or to which contributions are or, within the preceding five years, have been made or are required to be made, by the Company or any ERISA Affiliate or with respect to which the Company or any ERISA Affiliate may have any liability.

     "Preferred Stock" means any class of capital stock of a corporation that is preferred over any other class of capital stock of such corporation as to the payment of dividends or the payment of any amount upon liquidation or dissolution of such corporation.

     "Property" or "Properties" means, unless otherwise specifically limited, real or personal Property of any kind, tangible or intangible, choate or inchoate.

     "Prudential" means The Prudential Insurance Company of America.

     "Purchasers" means each holder of a Note and any of such holder's successors and assigns.

     "Purchasers' Primary Collateral" means that portion of the Collateral in which the Lien of the Collateral Agent, for the ratable benefit of the Purchasers, has priority over the Lien of the New Revolving Credit Lender pursuant to the provisions of the Intercreditor Agreement.

     "QPAM Exemption" means Prohibited Transaction Class Exemption 84-14 issued by the United States Department of Labor.

     "Real Property Collateral" means the parcel or parcels of real Property and the related improvements thereto identified as Real Property Collateral on Schedule ,and any real Property hereafter acquired by the Company or any of its Subsidiaries.

     "Reorganization Plan" means the plan of reorganization filed by the Company and confirmed pursuant to a Final Order of the Bankruptcy Court.

     "Required Holders" means, at any time, the holders of at least 51% in principal amount of the Notes at the time outstanding (exclusive of Notes then owned by the Company or any of its Affiliates).

     "Required Net Worth Amount" means, as of any date of determination thereof:
(a) the Base Net Worth minus $4,500,000; plus (b) the amount that is the product of (y) $150,000 times (z) the number of months that have elapsed, as of and including such date of determination, since the Effective Date (which number of elapsed months, if not a whole number, shall be truncated downward to the nearest whole number, e.g., if more than four, and less than five, months have elapsed since the Effective Date, the number "4" would be multiplied times $150,000 in making the foregoing determination).

     "Responsible Officer" means any Senior Financial Officer and any other officer of the Company with responsibility for the administration of the relevant portion of this agreement.

     "Restricted Payment" means (a) any cash interest payment to Foothill under the Foothill Subordinated Note prior to the occurrence of a Cash Pay Interest Event (as defined in the Foothill Subordinated Note), (b) any dividend or other distribution (whether in cash, securities or other Property) in the aggregate during any fiscal year with respect to any shares of any class of capital stock of the Company or any of its Subsidiaries, or (c) any payment (whether in cash, securities or other Property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such shares of capital stock of the Company or any of its Subsidiaries or any option, warrant or other right to acquire any such shares of capital stock of the Company or any of its Subsidiaries.

     "Retiree Health Plan" means an "employee welfare benefit plan" within the meaning of Section 3(1) of ERISA that provides benefits to individuals after termination of their employment, other than as required by Section 601 of ERISA.

     "Securities Act" means the Securities Act of 1933, as amended from time to time.

          "Security" has the meaning set forth in section 2(1) of the Securities Act.

     "Security and Pledge Agreement" means the Security and Pledge Agreement between the Company and the Collateral Agent substantially in the form of
Exhibit 12.

     "Security Documents" means, collectively, the Security and Pledge Agreement, the Subsidiary Guaranty and Security Agreement, the Mortgage(s), the Agency Agreement, the Intercreditor Agreement and all UCC-1 financing statements and other instruments of perfection executed in connection therewith and all other documents and instruments relating to, guaranteeing or securing the obligations of the Company hereunder and under the Notes, as the same may be amended, restated, supplemented or otherwise made from time to time.

     "Senior Financial Officer" means the chief financial officer, principal accounting officer, treasurer or comptroller of the Company.

     "Solvent" means, with respect to any Person on a particular date, that on such date (a) such Person is able to realize upon its properties and assets and pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business, (b) such Person does not intend to, and does not believe that it will, incur debts beyond such Person's ability to pay as such debts mature, and (c) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's properties and assets would constitute unreasonably small capital after giving due consideration to the prevailing practices in the industry in which such Person is engaged. In computing the amount of contingent liabilities at any time, it is intended that such liabilities will be computed at the amount that, in light of all the facts and circumstances existing at such time, represents the amount that reasonably can be expected to become an actual or matured liability.

     "Strathleven Interest" means the ownership interest not held by the Company as of the date hereof in Oneita Strathleven, a Jamaican corporation.

     "Subsidiary" means, as to any Person, any corporation, association or other business entity in which such Person or one or more of its Subsidiaries owns sufficient equity or voting interests to enable it or them (as a group) ordinarily, in the absence of contingencies, to elect a majority of the directors (or Persons performing similar functions) of such entity, and any partnership or joint venture if more than a 50% interest in the profits or capital thereof is owned by such Person or one or more of its Subsidiaries (unless such partnership or joint venture can and does ordinarily take major business actions without the prior approval of such Person or one or more of its Subsidiaries). Unless the context otherwise clearly requires, any reference to a "Subsidiary" is a reference to a Subsidiary of the Company.

     "Subsidiary Guaranty and Security Agreement" means the Subsidiary Guaranty and Security Agreement(s) substantially in the form of Exhibit 8 between the Domestic Subsidiaries party thereto and the Collateral Agent.

     "Supplemental Availability" has the meaning set forth in the New Revolving Credit Agreement.

     "Swaps" means, with respect to any Person, payment obligations with respect to interest rate swaps, currency swaps and similar obligations obligating such Person to make payments, whether periodically or upon the happening of a contingency. For the purposes of this Agreement, the amount of the obligation under any Swap shall be the amount determined in respect thereof as of the end of the then most recently ended fiscal quarter of such Person, based on the
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assumption that such Swap had terminated at the end of such fiscal quarter,  and in making such determination, if any agreement relating to such Swap provides for the netting of amounts payable by and to such Person thereunder or if any such agreement provides for the simultaneous payment of amounts by and to such Person, then in each such case, the amount of such obligation shall be the net amount so determined.

     "Termination Premium" means (i) in the case of an acceleration of any Note on or before the first anniversary of the Closing Date, an amount equal to 4% of the Original Principal Amount times a fraction (the "Fraction") the numerator of which is the principal amount of such Note and the denominator of which is the aggregate principal amount of all Notes at the time outstanding (excluding Notes held directly or indirectly by the Company or any of its Subsidiaries), (ii) in the case of an acceleration of any Note after the first anniversary of the Closing Date and on or before the second anniversary of the Closing Date, 3% of the Original Principal Amount times the Fraction, and (iii) in the case of an acceleration of any Note after the second anniversary of the Closing Date, 2% of the Original Principal Amount times the Fraction.

     "Trademark Security Agreement" means the Trademark Security Agreement between the Company and the Collateral Agent substantially in the form of
Exhibit 14.

     "Uniform Commercial Code" means the Uniform Commercial Code as in effect from time to time in the State of New York; provided, however, in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection, or priority of the security interests and liens specified in the Security Documents is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term "UCC" shall mean the Uniform Commercial Code as in effect in such other jurisdiction.

     "Wholly-Owned Subsidiary" means, at any time, any Subsidiary one hundred percent (100%) of all of the equity interests (except directors' qualifying shares) and voting interests of which are owned by any one or more of the Company and the Company's other Wholly-Owned Subsidiaries at such time.